Exhibit 10.1

Execution Version

THIRD FORBEARANCE AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

This Third Forbearance Agreement, Amendment to Loan Documents and Limited Consent (this “Agreement”), dated as of February 2, 2024, with an effective date of December 31, 2023 (the “Effective Date”), is by and among VERVE CLOUD, INC., a Nevada corporation (the “Company”), formerly known as T3 Communications, Inc., T3 COMMUNICATIONS, INC., a Florida corporation (“T3FL”), VERVE CLOUD, INC., a Texas corporation doing business as Nexogy, Inc., Next Level Internet, Inc. and T3 Communications, Inc. (“VerveTX”), formerly known as Shift8 Networks, Inc., NEXOGY, INC., a Florida corporation (“Nexogy”), NEXT LEVEL INTERNET, INC. a California corporation (“Next Level”; T3FL, VerveTX, Nexogy and Next Level are each referred to herein individually as a “Guarantor” and collectively as the “Guarantors”; the Company and the Guarantors are each referred to herein individually as a “Loan Party” and collectively as the “Loan Parties”), the Lenders party hereto, and POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”).

1. Background.

(a) Loan Parties, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of November 17, 2020 (as amended hereby, by that certain First Amendment to Credit Agreement dated as of December 20, 2021, that certain Joinder and Second Amendment to Credit Agreement dated as of February 4, 2022, that certain Forbearance Agreement and Third Amendment to Credit Agreement dated as of June 13, 2022 (as amended by that certain Amendment to Forbearance Agreement dated as of October 17, 2022, with an effective date as of August 8, 2022, and by that certain Second Amendment to Forbearance Agreement dated as of December 15, 2022, with an effective date of November 15, 2022, that certain Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes dated as of February 3, 2023, with an effective date of December 23, 2022 (the “Fourth Amendment”), that certain Fifth Amendment to Credit Agreement dated as of March 13, 2023, with an effective date of February 28, 2023, that certain Sixth Amendment to Credit Agreement dated as of April 3, 2023, that certain Seventh Amendment to Credit Agreement dated as of May 1, 2023, with an effective date of April 28, 2023, that certain Letter Agreement dated August 16, 2023, that certain Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent dated as of November 22, 2023, with an effective date of November 2, 2023 (the “Second Forbearance Agreement”), and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b) The Term Loan A is evidenced by that certain Amended and Restated Term Loan A Note dated December 20, 2021, by the Company, as maker, made payable to the order of the Lenders in the face principal amount of the Term Loan A (such Amended and Restated Term Loan A Note, as amended hereby, by the Fourth Amendment, by the Second Forbearance Agreement, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan A Note”).

(c) The Term Loan C is evidenced by that certain Term Loan C Note dated February 4, 2022, by the Company, as maker, made payable to the order of the Lenders in the face principal amount of the Term Loan C (such Term Loan C Note, as amended hereby, by the Fourth Amendment, by the Second Forbearance Agreement, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan C Note” and together with the Term Loan A Note, each a “Note” and collectively, the “Notes”).

(d) The Term Loan C Note provides, in part, that any payment made in respect of the Term Loan C shall be accompanied with the MOIC Amount (as defined therein), which, if paid by the Company after the twelve (12) month anniversary of the Second Amendment Closing Date, shall be sufficient to achieve a 1.50 to 1.00 MOIC (as defined therein).

(e) As of the date of this Agreement, a portion of the MOIC Amount equal to $1,204,666.16 (the “Unpaid MOIC Amount”) has not been paid by the Company, is now due and owing, and shall be capitalized and added to the current outstanding principal amount of the Term Loan C.

(f) The Loans and the Company’s obligations under the Notes are secured by, among other things, the liens and guarantees in that certain Guaranty and Collateral Agreement dated as of November 17, 2020, by the Company and the Guarantors, collectively, as grantors, in favor of the Administrative Agent (as amended hereby, by the Second Forbearance Agreement, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”).

(g) The Company, as the sole shareholder of T3FL, authorized the voluntary dissolution of T3FL and filed Articles of Dissolution for T3FL with the Florida Department of State on December 1, 2023 in accordance with Section 607.1403, Florida Statutes (the “T3FL Dissolution”). The T3FL Dissolution constitutes a breach of Section 10.5 (Maintenance of Existence; Qualifications) of the Credit Agreement, and the Company’s failure to notify the Administrative Agent and each Lender within three (3) Business Days after the T3FL Dissolution is a violation of Section 10.1.5 (Notice of Default, Litigation, ERISA Matters, Other Material Changes) of the Credit Agreement, resulting in the occurrence of Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement (such Events of Default, collectively, the “T3FL Dissolution Defaults”).

(h) The Company, as the sole shareholder of Nexogy, authorized the voluntary dissolution of Nexogy and filed Articles of Dissolution for Nexogy with the Florida Department of State on December 1, 2023 in accordance with Section 607.1403, Florida Statutes (the “Nexogy Dissolution”). The Nexogy Dissolution constitutes a breach of Section 10.5 (Maintenance of Existence; Qualifications) of the Credit Agreement, and the Company’s failure to notify the Administrative Agent and each Lender within three (3) Business Days after the Nexogy Dissolution is a violation of Section 10.1.5 (Notice of Default, Litigation, ERISA Matters, Other Material Changes) of the Credit Agreement, resulting in the occurrence of Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement (such Events of Default, collectively, the “Nexogy Dissolution Defaults”; the T3FL Dissolution Defaults together with the Nexogy Dissolution Defaults are hereinafter referred to as the “Dissolution Defaults”).

2

(i) The Company determined that the T3FL Dissolution and the Nexogy Dissolution should be revoked in accordance with Section 607.1404, Florida Statutes, with relation back to, and effective as of, the December 1, 2023 dissolution date, and that each of T3FL and Nexogy shall resume carrying on its business as if the T3FL Dissolution and the Nexogy Dissolution had never occurred. Accordingly, the Company (i) approved the filing of Articles of Revocation of Dissolution with the Florida Department of State for each of T3FL and Nexogy, pursuant to the Written Consent of the Sole Shareholder of each of Nexogy, Inc. and T3 Communications, Inc. dated January 22, 2024, (ii) properly filed Articles of Revocation of Dissolution for T3FL and Nexogy with the Florida Department of State, on January 22, 2024, with an effective date of December 1, 2023, and (iii) delivered certified copies of the filed Articles of Revocation of Dissolution issued by the Florida Department of State on January 22, 2024 and certificates of status issued by the Florida Department of State on January 23, 2024 for T3FL and Nexogy to Administrative Agent.

(j) The Second Forbearance Agreement identifies the occurrences of certain Events of Default under the Credit Agreement (such Events of Default are defined therein collectively as the “Existing Defaults”), which Existing Defaults are all continuing as of the date hereof. The Existing Defaults and the Dissolution Defaults are hereinafter referred to collectively as the “Specified Defaults.”

(k) The Company and the Guarantors acknowledge that Events of Default exist under the Credit Agreement and have requested that the Administrative Agent and the Lenders (i) agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents with respect to the occurrence of the Specified Defaults, (ii) extend the maturity date of the Term Loan C from December 31, 2023 to November 17, 2024, and (iii) amend certain provisions of the Credit Agreement and the other Loan Documents. The Administrative Agent and the Lenders are willing to do so, in each case on and subject to the terms and conditions set forth in this Agreement.

2. Acknowledgments.

(a) Acknowledgment of Indebtedness. Each Loan Party acknowledges and agrees that each Loan Party is indebted and liable to Lenders for the following amounts as of the date hereof: (i) as of the date of this Agreement, after giving effect to the capitalization of the Unpaid MOIC Amount and its addition to the outstanding principal balance of the Term Loan C, but before giving effect to the Amendment Fee in Section 8 below, principal in the aggregate amount of not less than $27,478,203.21, plus accrued and unpaid interest thereon, with respect to Term Loan A, and not less than $12,598,767.53, plus accrued and unpaid interest thereon, with respect to Term Loan C (provided that, for the avoidance of doubt, such accrued and unpaid interest with respect to Term Loan C shall include all accrued interest as if the Maturity Date of the Term Loan C had been extended as of the Effective Date), each pursuant to the terms and provisions of the Credit Agreement and the Notes; (ii) Administrative Agent’s and Lenders’ costs and expenses associated with the Credit Agreement and the Loan Documents; and (iii) the attorneys’ fees and costs incurred by Administrative Agent to date, including in the preparation, negotiation and finalization of this Agreement and any documents, instruments and agreements related hereto (all of the foregoing amounts together with any other Obligation (as such term is used in the Credit Agreement) are hereinafter collectively referred to as the “Obligations”), all without offset, counterclaims or defenses of any kind. Each Loan Party acknowledges and agrees that the Obligations may not be inclusive of all expenses and costs incurred by Administrative Agent and Lenders and payable by each Loan Party, and that fees, costs, and interest will continue to accrue and be added to the Obligations until the Obligations are paid in full in cash. Administrative Agent reserves the right in its sole and absolute discretion to impose default interest on the unpaid Obligations.

3

(b) Acknowledgment of Liens and Priority. Each Loan Party acknowledges and agrees that pursuant to the Credit Agreement and the Loan Documents, Administrative Agent holds first priority, perfected security interests in, and Liens upon all of the Collateral of each Loan Party wherever located, now owned or hereafter acquired or arising, subject only to Permitted Liens.

(c) Reaffirmation of Security Interests; Cross-Collateralization. All of the assets and property of each Loan Party pledged, assigned, conveyed, mortgaged, hypothecated or transferred to Administrative Agent pursuant to the Credit Agreement and the Loan Documents, including, without limitation, all Collateral, constitutes security and collateral for all of the Obligations. Each Loan Party hereby grants to Administrative Agent, and reaffirms its prior conveyance to Administrative Agent of, a continuing security interest in, lien on, and charge against all of the Collateral, including, without limitation, in all funds and/or monies contained in any accounts under the control of Administrative Agent. Each Loan Party agrees to promptly execute and deliver to Administrative Agent such additional documentation reasonably deemed necessary or appropriate by Administrative Agent in its sole and absolute discretion, to achieve or more fully effectuate the purpose of this section of this Agreement.

(d) Administrative Agent and Lenders Have No Obligation to Extend Forbearance. Each Loan Party hereby acknowledges and agrees that Administrative Agent and Lenders shall have no actual or implied duty or obligation to extend the forbearance granted to each Loan Party herein beyond the Forbearance Period, that the forbearance granted to each Loan Party herein shall not constitute a custom or course of dealing between Administrative Agent, Lenders and each Loan Party, and that any such extension shall be based upon Administrative Agent’s and Lender’s sole and absolute discretion.

(e) Waiver of Certain Rights. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT EVENTS OF DEFAULT HAVE OCCURRED AND ARE CONTINUING UNDER THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY EXPRESSLY WAIVES ALL OF ITS RIGHTS TO: (1) NOTIFICATION BY ADMINISTRATIVE AGENT OF ANY PUBLIC OR PRIVATE SALE OR OTHER INTENDED DISPOSITION OF THE COLLATERAL; AND (2) OBJECT TO ANY PROPOSAL OF ADMINISTRATIVE AGENT TO RETAIN THE COLLATERAL IN SATISFACTION OF THE OBLIGATIONS.

4

3. Amendments to Credit Agreement. Subject to the terms and conditions contained herein, the Loan Parties, the Administrative Agent and the Lenders hereby amend the Credit Agreement, effective as of the Effective Date, such that after giving effect to all such amendments, it shall read in its entirety as set forth on Annex A hereto.

4. Amendments to Term Loan A Note. Subject to the terms and conditions contained herein, the Loan Parties, the Administrative Agent and the Lenders hereby amend the Term Loan A Note, effective as of the Effective Date, such that after giving effect to all such amendments, it shall read in its entirety as set forth on Annex B hereto.

5. Amendments to Term Loan C Note. Subject to the terms and conditions contained herein, the Loan Parties, the Administrative Agent and the Lenders hereby amend the Term Loan C Note, effective as of the Effective Date, such that after giving effect to all such amendments, it shall read in its entirety as set forth on Annex C hereto.

6. Forbearance.

(a) Forbearance Period. Except as otherwise provided in this Section 6, Administrative Agent and Lenders agree to forbear during the Forbearance Period (as defined below) from exercising its rights and remedies under the Credit Agreement and the Loan Documents and applicable law solely due to the Specified Defaults and requiring compliance with the financial covenants set forth in Section 11.12 of the Credit Agreement. For purposes of this Agreement, the term “Forbearance Period” shall mean the period commencing on the date of this Agreement and ending on the earliest to occur of (i) November 17, 2024, (ii) the date on which any other Event of Default occurs or is deemed to have occurred, and (iii) any failure by Loan Parties for any reason to comply with any term, condition or provision contained in this Agreement.

(b) Limitations on Forbearance. Notwithstanding the foregoing, the execution, delivery and performance of this Agreement shall not (i) constitute a waiver of the Specified Defaults, or any one of them, which shall be deemed to remain in existence, (ii) impair Administrative Agent’s and Lender’s ability to exercise all or any of its rights and remedies under the Credit Agreement and the Loan Documents or applicable law or in equity at any time after the expiration of the Forbearance Period (all of which rights and remedies Administrative Agent and Lenders hereby expressly reserve), (iii) impair Administrative Agent’s and Lender’s ability during the Forbearance Period or otherwise to enforce payments of principal, interest, costs, expenses, indemnity payments or any other amounts when due or declared due under the Credit Agreement or the Loan Documents, (iv) impair Administrative Agent’s and Lender’s right to debit or set-off against any moneys of the Loan Parties to the extent authorized by the Credit Agreement and the Loan Documents or applicable law, or (v) permit the Loan Parties to depart from strict compliance with the terms of the Credit Agreement or any other Loan Document.

(c) Termination of Forbearance Period. Upon the termination of the Forbearance Period, Administrative Agent’s and Lender’s agreement to forbear as set forth in Section 6(a) hereof shall automatically terminate, and thereafter Administrative Agent and Lenders may exercise any and all of the rights and remedies available to them under the Credit Agreement and the Loan Documents or otherwise under applicable law or in equity.

5

7. Conditions to Forbearance and Amendments to Loan Documents. This Agreement shall become effective, the amendments described in Sections 3, 4 and 5 above, and Administrative Agent’s and Lender’s agreement to forbear described in Section 6(a) above shall commence upon receipt by Administrative Agent of evidence of satisfaction of each and every of the following items and conditions, as determined by Administrative Agent in its sole and absolute discretion:

(a) A duly executed and delivered original of this Agreement by the Loan Parties, and the Parent’s signed acknowledgment hereof.

(b) A duly executed opinion of counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(c) For each Loan Party and the Parent, such Loan Party’s or the Parent’s (i) charter (or similar formation document), certified by the appropriate Governmental Authority; (ii) good standing certificates in its state of incorporation (or formation) and in each other state where it is required to file for authority to do business pursuant to the respective laws of such state; (iii) bylaws (or similar governing document); (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of this Agreement and any other Loan Documents to which it is party and the transactions contemplated hereby and thereby; and (v) signature and incumbency certificates of its officers executing this Agreement and any other Loan Documents (it being understood that the Administrative Agent and Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by an authorized officer as being in full force and effect without modification.

(d) Extension and Forbearance Agreements (as defined in the Credit Agreement (as amended hereby)) in substantially the form of Exhibit F attached to the Credit Agreement (as amended hereby), duly executed by Parent and the holders of the Existing Convertible Debt, Skynet (with respect to the earnout obligation pursuant to Section 3.03 of the Skynet Acquisition Agreement and the contingent payment obligation pursuant to Section 3.04 of the Skynet Acquisition Agreement), The Jerry and Lisa Morris Revocable Trust dated November 18, 2002 (with respect to those certain Unsecured Adjustable Promissory Notes dated February 4, 2022, executed by Parent in connection with the Next Level Acquisition Agreement), and Jeffrey Posner (with respect to those certain Unsecured Convertible Promissory Notes dated February 4, 2022, executed by Parent in connection with the Next Level Acquisition Agreement), each such Extension and Forbearance Agreement shall (i) extend the maturity date of Parent’s underlying obligation to March 31, 2025 or a later date, (ii) extend the existing forbearance period applicable to such obligation to March 31, 2025 or a later date, (iii) subordinate such noteholder’s right to payment of Parent’s obligations to the Administrative Agent’s and the other Lenders’ rights to payment of the Obligations, whether now existing or hereafter arising, together with all costs of collecting such Obligations, (iv) defer all payments of principal owing by Parent under the obligation to the maturity date, and (v) provide for the payment of all interest now owing and hereafter accruing to be payable in kind, and capitalized and added to the outstanding obligation, so that no cash interest payments are made prior to maturity.

6

(e) Revised Disclosure Schedules to the Credit Agreement with information therein to be current as of the date of this Agreement.

(f) Copies of lien search reports dated a date reasonably near to the date of this Agreement, listing all effective Liens against the Loan Parties (under the Company’s and VerveTX’s present names and any previous names), along with copies of any financing statements or documentation associated with or evidencing such Liens.

(g) Payment for all of the attorneys’ fees and costs incurred by Administrative Agent in connection with this Agreement and the matters, documents and transactions related in any way hereto.

(h) A deposit of at least $25,000 made by the Company with the Administrative Agent for the payment of costs and expenses incurred by the Administrative Agent and any the Lenders from time to time in connection with any Loan Document and/or the Obligations.

(i) Such other certificates, instruments, schedules, exhibits, assignments, agreements, and documents as Administrative Agent may reasonably request, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel.

8. Amendment Fee; Costs, Expenses and Taxes.

(a) In consideration of the Administrative Agent’s agreement to enter into this Agreement, and in addition to the payments of principal and interest required under the Credit Agreement and the other Loan Documents, the Loan Parties covenant and agree to pay to Administrative Agent a one-time non-refundable fee equal to 3.0% of the aggregate current outstanding principal balance of the Term Loan A and the Term Loan C (the “Amendment Fee”), which Amendment Fee shall be deemed fully earned on the date of this Agreement. The Amendment Fee shall be additional interest that has accrued on, and shall be capitalized and proportionally added to the aggregate principal amount of, each of the Term Loan A and the Term Loan C outstanding as of the date hereof.

(b) For the avoidance of doubt, the principal balance of the Term Loan A as of the date hereof (after giving effect to the capitalization of the Amendment Fee pursuant to Section 8(a) herein) is $28,302,549.31, consisting of $27,478,203.21 of outstanding principal on the Term Loan A and the proportional amount of the Amendment Fee of $824,346.10. The principal balance of the Term Loan C as of the date hereof (after giving effect to the capitalization of the Amendment Fee pursuant to Section 8(a) herein) is $12,976,730.56, consisting of $12,598,767.53 of outstanding principal on the Term Loan C and the proportional amount of the Amendment Fee of $377,963.03.

(c) In addition to the foregoing Amendment Fee, and without limiting the obligation of the Loan Parties to reimburse Administrative Agent (and, as applicable, Lenders) for all costs, fees, disbursements and expenses incurred by Administrative Agent and Lenders as specified in the Credit Agreement, as amended by this Agreement, the Loan Parties agree to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other agreements, modifications, instruments and documents contemplated hereby (collectively, the “Transaction Documents”), including, without limitation, reasonable attorneys’ fees and expenses.

7

9. Post-Closing Covenants. The Company shall satisfy each of the following post-closing conditions set forth below within such condition’s prescribed time period; provided that such conditions may be waived and/or time periods extended by the Administrative Agent in its sole discretion:

(a) As soon as practicable and in any event not later than thirty (30) days after the date hereof, the Company shall have delivered to Administrative Agent a duly executed Control Agreement, or an amendment to an existing Control Agreement, covering VerveTX’s “Verve-AR” and “Verve-OPR” deposit accounts (account numbers ending in 4199 and 4207, respectively) at Wells Fargo Bank, National Association (“Wells Fargo Bank”), signed by the Company, VerveTX and Wells Fargo Bank, in form and substance satisfactory to the Administrative Agent.

(b) As soon as practicable and in any event not later than thirty (30) days after the date hereof, Next Level shall have closed its deposit account ending in 9381 at Bank of America, N.A. and caused all amounts on deposit therein to be transferred to a deposit account maintained by the Company at Wells Fargo Bank that is subject to a Control Agreement.

(c) As soon as practicable and in any event not later than thirty (30) days after the date hereof, the Company shall have delivered to Administrative Agent (i) evidence of Next Level’s opening of a new deposit account at Wells Fargo Bank, (ii) a duly executed Control Agreement, or an amendment to an existing Control Agreement, covering Next Level’s deposit account at Wells Fargo Bank referenced in subclause (i) herein, signed by the Company, Next Level and Wells Fargo Bank and in form and substance satisfactory to the Administrative Agent, and (iii) evidence in form and substance satisfactory to the Administrative Agent of the implementation of a sweep, which automatically transfers all funds on deposit in Next Level’s deposit account ending in 9404 at Bank of America, N.A. to Next Level’s deposit account at Wells Fargo Bank that is subject to a Control Agreement.

(d) As soon as practicable and in any event not later than sixty (60) days after the date hereof, Next Level shall have closed its deposit account ending in 9404 at Bank of America, N.A.

(e) As soon as practicable and in any event not later than seven (7) Business Days after the date hereof, the Company shall have delivered to Administrative Agent evidence in form and substance satisfactory to the Administrative Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b) of the Credit Agreement with respect to the Loan Parties, together with evidence that the Administrative Agent has been named as an additional insured on all related policies of liability insurance and lender’s loss payee on all related policies of casualty insurance.

(f) As soon as practicable and in any event not later than thirty (30) days after the date hereof, the Company shall have delivered to Administrative Agent an additional insured endorsement with respect to all of the Loan Parties’ policies of liability insurance, a loss payable endorsement on all of the Loan Parties’ policies of casualty insurance, and a collateral assignment of all of the Loan Parties’ policies of business interruption insurance, all in form and substance satisfactory to the Administrative Agent.

8

10. RELEASE BY THE LOAN PARTIES. WITHOUT LIMITING ANY OTHER RELEASE PROVIDED BY THE LOAN PARTIES IN FAVOR OF LENDER GROUP (AS DEFINED BELOW), EACH LOAN PARTY ON BEHALF OF ITSELF, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER THE LOAN PARTIES, HEREBY UNCONDITIONALLY RELEASES, REMISES, ACQUITS, WAIVES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT AND EACH LENDER, AND ALL OF THEIR RESPECTIVE PAST AND PRESENT OFFICERS, EMPLOYEES, DIRECTORS, SHAREHOLDERS, ATTORNEYS, AGENTS, REPRESENTATIVES, PARENT CORPORATION, SUBSIDIARIES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “LENDER GROUP”), OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, DEBTS, DUES, DAMAGES, PENALTIES, FEES, LOSSES, COSTS, EXPENSES, ATTORNEYS FEES, ACCOUNTS, BONDS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, WARRANTIES, GUARANTEES, REPRESENTATIONS, LIENS, JUDGMENTS, AWARDS, CLAIMS, CROSS CLAIMS, COUNTERCLAIMS, LIABILITIES, DEFENSES, DEMANDS, AND ANY CLAIMS FOR AVOIDANCE OR OTHER REMEDIES WHATSOEVER AVAILABLE TO EACH LOAN PARTY, OR ITS SUCCESSORS OR ASSIGNS, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE OR RESULTING FROM ANY ASSIGNMENT, IF ANY, AT LAW OR IN EQUITY (COLLECTIVELY REFERRED TO AS “CLAIMS”), WHICH EACH LOAN PARTY EVER HAD OR NOW HAS, CLAIMS TO HAVE HAD, NOW CLAIMS TO HAVE OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST LENDER GROUP (OR ANY PART THEREOF), FOR OR BY REASON OF ANY CAUSE, MATTER, OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME THROUGH THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, AGREEMENTS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE LOAN PARTIES PRIOR TO THE DATE HEREOF, OTHER THAN SOLELY FOR, IF ANY, LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED IN A NON-APPEALABLE PROCEEDING BY A COURT OF COMPETENT JURISDICTION.

EACH LOAN PARTY WARRANTS AND REPRESENTS THAT IT HAS NOT ASSIGNED, PLEDGED, HYPOTHECATED AND/OR OTHERWISE DIVESTED ITSELF AND/OR ENCUMBERED ALL OR ANY PART OF THE CLAIMS BEING RELEASED HEREBY AND THAT EACH LOAN PARTY HEREBY AGREES TO JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS ANY AND ALL OF LENDER GROUP AGAINST WHOM ANY OF THE CLAIMS SO ASSIGNED, PLEDGED, HYPOTHECATED, DIVESTED AND/OR ENCUMBERED IS ASSERTED. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

9

Each Loan Party hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Group under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which each Loan Party or the Lender Group does not know or suspect to exist as of the date hereof. Each Loan Party hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Agreement (and without which this Agreement would not have been agreed to by Lender).

11. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent, which representations and warranties shall survive the execution and delivery of this Agreement, that: (a) this Agreement and the actions on each Loan Party’s part contemplated hereby have been duly approved by all requisite limited liability company action or corporate action, as applicable, on the part of each Loan Party; (b) this Agreement has been duly executed and delivered and constitutes the legal, valid, and binding obligations of each Loan Party, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and remedies generally; (c) the execution, delivery and performance of this Agreement does not and will not violate or conflict with any provision of any Loan Party’s certificate of formation, operating agreement, limited liability company agreement or bylaws, as applicable, in effect on the date hereof, or any material contracts or agreements to which any Loan Party is a party or by which any of such Loan Party’s assets are bound; (d) as of the date hereof, no Loan Party has any defense, setoff, claim, counterclaim, or cause of action of any nature whatsoever, with respect to the Obligations, the Credit Agreement or the Loan Documents; (e) this Agreement does not effect, and no agreement, compromise or settlement of any kind has been reached with Administrative Agent and Lenders regarding, a restructuring, amendment or modification of all or any portion of the Obligations, the Credit Agreement or the Loan Documents, and no such agreement shall exist or be deemed to exist unless and until Lender and the Loan Parties execute and deliver complete documentation setting forth the terms of any such restructuring, amendment, or modification; and (f) ADMINISTRATIVE AGENT AND LENDER HAVE MADE NO COMMITMENT, EXPRESS OR IMPLIED, AND HAS NO OBLIGATION TO ENTER INTO ANY FURTHER AGREEMENT TO EXTEND THE TERM OF THE FORBEARANCE PERIOD. The execution and delivery of this Agreement by Administrative Agent and Lenders and their performance under or pursuant to this Agreement, does not and shall not create, result in, or provide the Loan Parties with any defense, setoff, claim, counterclaim, or cause of action of any nature whatsoever, with respect to the Obligations or any of the Loan Documents. Each Loan Party further hereby represents and warrants to Administrative Agent that the representations and warranties of each Loan Party contained in the Credit Agreement and the Loan Documents, as amended, supplemented and modified, are true, correct and complete in all material respects (without duplication of any materiality qualifier, if and as applicable) on and as of the date hereof except to the extent that such representations expressly related (i) to existence of a default or event of default under the Loan Documents or any material agreement, but in each case solely as a result of the Specified Defaults, (ii) solely to an earlier date, in which case such representations were true and correct in all material respects (without duplication of any materiality qualifier, if and as applicable) on and as of such earlier date, and (iii) to the extent that such representation was true on the date of the Credit Agreement and is untrue on the date hereof solely as a result of an action or inaction by a Loan Party that is permitted by the Credit Agreement. Each Loan Party further represents and warrants to Administrative Agent that no Default or Event of Default exists other than the Specified Defaults. Each Loan Party acknowledges that Administrative Agent and Lenders are specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent and Lenders in entering into this Agreement.

10

12. Reference to Loan Documents; No Waiver.

(a) References. Upon the effectiveness of this Agreement, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, (ii) each reference in each of the Notes to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the respective Note, as amended hereby, and (iii) each reference in the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the respective Loan Document, as amended hereby. The term “Loan Documents” as defined in Section 1.1 of the Credit Agreement shall include (in addition to the Loan Documents described in the Credit Agreement) this Agreement and the other Transaction Documents.

(b) No Waiver. The failure of Administrative Agent (or, as applicable, Lenders), at any time or times hereafter, to require strict performance by Loan Parties of any provision or term of the Credit Agreement, this Agreement or the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent (or, as applicable, Lenders) hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent or Lenders of a breach of this Agreement or any Event of Default under the Credit Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent, suspend, waive or affect any other breach of this Agreement or any Event of Default under the Credit Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Loan Parties contained in this Agreement, shall be deemed to have been suspended or waived by Administrative Agent or Lenders unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to the Loan Parties. In no event shall Administrative Agent’s and Lenders’ execution and delivery of this Agreement establish a course of dealing among Administrative Agent, Lenders, Loan Parties or any other obligor, or in any other way obligate Administrative Agent or Lenders to hereafter provide any amendments or waivers with respect to the Credit Agreement. The terms and provisions of this Agreement shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Credit Agreement or of any of the Loan Documents (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent or any Lender may now have under or in connection with the Credit Agreement or any of the Loan Documents. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the Loan Documents, or any Default or Event of Default under the Credit Agreement. It is the intention of the parties hereto that the execution and delivery of this Agreement does not effectuate a novation of the liabilities and obligations of the Loan Parties to Administrative Agent or Lenders with respect to the Loans, but merely serves as a modification of certain terms thereof. The existing indebtedness of the Loan Parties to the Lenders evidenced by the Notes is continuing, without interruption, and has not been discharged by a new agreement.

11

13. Additional Acknowledgments. To induce Administrative Agent and Lenders to enter into this Agreement, each Loan Party acknowledges and confirms that: (i) the Credit Agreement and all of the Loan Documents remain in full force and effect and are hereby ratified and confirmed in all respects; and (ii) Administrative Agent and Lenders have no obligation, and has made no commitment, to modify or amend the Credit Agreement or the Loan Documents.

14. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified in the Credit Agreement. The parties agree that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

15. Binding Agreement. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, no Loan Party may assign this Agreement or any of such Loan Party’s rights, responsibilities or obligations hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void and of no force and effect.

16. Construction; No Defenses. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent and Lenders, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. Each Loan Party acknowledges that each Loan Party has thoroughly read and reviewed the terms and provisions of this Agreement, and that such terms and provisions are clearly understood by each Loan Party and have been fully and unconditionally consented to by each Loan Party with the full benefit and advice of counsel chosen by each Loan Party.

17. Rights Cumulative. Each of Administrative Agent’s and Lender’s rights and remedies under this Agreement are and shall be cumulative. Administrative Agent and Lenders shall have all rights and remedies under the Credit Agreement, the Loan Documents, the Uniform Commercial Code as adopted in the State of New York (or any other applicable jurisdiction), at law or in equity. No exercise by Administrative Agent or Lender of one right or remedy shall be deemed an election, and no waiver by Administrative Agent or Lender of any default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Administrative Agent or Lender shall constitute a waiver, election or acquiescence by it.

18. Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations hereunder.

19. Entire Agreement. This Agreement cannot be changed, amended, modified or terminated orally. This Agreement, the Credit Agreement and the Loan Documents represent the entire agreement of Administrative Agent, Lenders and the Loan Parties with respect to the matters described herein and therein, and may only be amended or modified by a writing signed by Administrative Agent, Lenders and the Loan Parties.

12

20. Conflict With Credit Agreement or Loan Documents. If any provision of this Agreement conflicts with any provision of the Credit Agreement or the Loan Documents, the provisions of this Agreement shall prevail.

21. Counterparts; Headings; Recitals. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which when taken together shall together constitute one and the same instrument. A signature hereto sent or delivered by PDF, facsimile or other electronic transmission shall be as legally effective and binding as a signed original for all purposes. The titles and headings in this Agreement have no substantive meaning and are solely for the convenience of the parties. The Background in Section 1 hereto is hereby incorporated into this Agreement by this reference thereto.

22. Bankruptcy/Relief from Automatic Stay. If any case is commenced by or against any Loan Party under any chapter of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), each Loan Party hereby agrees that Administrative Agent and Lenders and/or their respective nominee(s) or assignee(s) are entitled to, and each Loan Party hereby waives any objections to, immediate relief from any stay imposed by Section 362 or 105 of the Bankruptcy Code or otherwise or against the exercise of the rights and remedies otherwise available to Administrative Agent and Lenders and/or respective nominee(s) or assignee(s) as provided in this Agreement and as otherwise provided by law. Upon the occurrence of any of the events described in this Section, each Loan Party covenants and agrees to take any action deemed necessary, desirable or convenient by Administrative Agent and Lenders and/or its nominee(s) and assignee(s) to enable Administrative Agent and Lenders and/or respective nominee(s) and assignee(s) to continue to exercise its rights and remedies under this Agreement.

23. Indemnification. If, after receipt of any payment of all or any part of the Obligations, the Administrative Agent or any other Lender is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the Credit Agreement and the Loan Documents shall continue in the full force and effect, and each Loan Party shall be liable for, and shall jointly and severally indemnify, defend and hold harmless the Administrative Agent and the other Lenders with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Agreement and the Credit Agreement and the Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest, mortgage, assignment or other encumbrance securing the Obligations or any other action which the Administrative Agent and the other Lenders may have taken in reliance upon receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

24. Tolling; Revival of Obligations. Any and all statute of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Forbearance Period on any claims that Administrative Agent or Lender may have against the Loan Parties or any Person related to the Loan Parties (collectively, the “Forbearance Period Statutes of Limitation”) will be tolled during the Forbearance Period. Each Loan Party waives any defense it may have against Administrative Agent and Lenders under the Forbearance Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Forbearance Period Statutes of Limitation during the Forbearance Period. If all or any part of any payment under or on account of the Credit Agreement, the other Loan Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Loan Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person or entity pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of the Loan Parties in respect thereof would be immediately and automatically revived without the necessity of any action by Administrative Agent or Lender.

13

25. GOVERNING LAW. This AGREEMENT AND EVERY OTHER LOAN DOCUMENT and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this AGREEMENT or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

26. JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY, THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; OR, IF THE ADMINISTRATIVE AGENT INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH THE ADMINISTRATIVE AGENT SHALL INITIATE OR TO WHICH THE ADMINISTRATIVE AGENT SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY THE ADMINISTRATIVE AGENT TO ANY OF SUCH COURTS, HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN SECTION 15.3 OF THE CREDIT AGREEMENT. EACH LOAN PARTY WAIVES ANY CLAIM THAT ANY COURT HAVING SITUS IN NEW YORK COUNTY, NEW YORK, IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY LOAN PARTY, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH LOAN PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE ADMINISTRATIVE AGENT AGAINST SUCH LOAN PARTY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE LOAN PARTIES SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY THE ADMINISTRATIVE AGENT, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY THE ADMINISTRATIVE AGENT, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

14

IN WITNESS WHEREOF, the undersigned have duly executed this Third Forbearance Agreement and Amendment to Loan Documents as of the date first above written.

COMPANY:

VERVE CLOUD, INC., a Nevada corporation, as the Company, formerly known as T3 Communications, Inc.

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

GUARANTORS:

T3 COMMUNICATIONS, INC.,
a Florida corporation
VERVE CLOUD, INC., a Texas Corporation formerly known as Shift8 Networks, Inc.
NEXOGY, INC., a Florida corporation
NEXT LEVEL INTERNET, INC.,
a California corporation

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

[Signature Page Third Forbearance Agreement and Amendment to Loan Documents]

ADMINISTRATIVE AGENT:

POST ROAD ADMINISTRATIVE LLC

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Authorized Signatory

LENDERS:

POST ROAD SPECIAL OPPORTUNITY FUND II LP

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Authorized Signatory

[Signature Page Third Forbearance Agreement and Amendment to Loan Documents]

ACKNOWLEDGED AND AGREED:

DIGERATI TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

[Signature Page Third Forbearance Agreement and Amendment to Loan Documents]

ANNEX A

TO THIRD FORBEARANCE AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

Amended Credit Agreement

Conformed through Third Forbearance Agreement and Amendment to Loan Documents dated as of February 2, 2024

CREDIT AGREEMENT

dated as of November 17, 2020

among

VERVE CLOUD, INC.,
as the Company,

THE SUBSIDIARIES OF THE COMPANY FROM TIME TO TIME PARTY HERETO,
as additional Loan Parties hereunder,

THE VARIOUS PERSONS PARTY HERETO,
as Lenders,

and

POST ROAD ADMINISTRATIVE LLC,
as the Administrative Agent

i

ARTICLE IX REPRESENTATIONS AND WARRANTIES		36

9.1	Organization; Locations of Executive Office; FEIN	36
9.2	Equity Ownership; Subsidiaries	37
9.3	Authorization; No Conflict	37
9.4	Validity and Binding Nature	37
9.5	Financial Condition	37
9.6	No Material Adverse Change	38
9.7	Litigation and Contingent Liabilities	38
9.8	Ownership of Properties; Liens	38
9.9	Business, Property and Licenses of the Loan Parties	38
9.10	Insurance	39
9.11	Labor Matters	39
9.12	Pension Plans	40
9.13	Investment Company Act	40
9.14	Public Utility Holding Company Act	40
9.15	Regulation U	40
9.16	Foreign Assets Control Regulations and Anti-Money Laundering	40
9.17	Taxes	40
9.18	Compliance with Laws	40
9.19	Environmental Matters	41
9.20	Burdensome Obligations	41
9.21	Solvency	41
9.22	Information	41
9.23	No Default	42
9.24	Contracts with Affiliates	42
9.25	Trade and Customer Relations and Practices	42
9.26	Brokers; Financial Advisors	42
9.27	Related Agreements	42
9.28	Subordinated Debt	43
9.29	Warrant Consideration	43
9.30	Public Company Reporting Compliance	43
9.31	Existing Convertible Debt	44
9.32	Parent Debt	44
9.33	Specified Financing Documents	44

ARTICLE X AFFIRMATIVE COVENANTS		44

10.1	Reports, Certificates and Other Information	44
10.2	Books, Records and Inspections	47
10.3	Maintenance of Property; Insurance; Casualty and Condemnation	47
10.4	Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities	48
10.5	Maintenance of Existence; Qualifications	49
10.6	Use of Proceeds	49
10.7	Licenses and Permits	49
10.8	Environmental Matters	49
10.9	Future Leases; Future Acquisitions of Real Estate	49
10.10	Further Assurances	50
10.11	Deposit and Securities Accounts	50
10.12	New Customer Contracts	50
10.13	Board Observation	50
10.14	Post-Closing Covenants	51
10.15	Public Company Reporting Compliance	51
10.16	Nexogy Indemnity Obligation	51
10.17	Financial Advisor	52
10.18	Notice of Commitments	52
10.19	Existing Convertible Loan Documents	52
10.20	[Reserved]	52
10.21	MNPI	52

ARTICLE XI NEGATIVE COVENANTS		53

11.1	Debt	53
11.2	Future Acquisition Subordinated Debt	53
11.3	Liens	54
11.4	Restricted Payments	55
11.5	Mergers, Consolidations, Sales	55
11.6	Modification of Certain Documents or Organizational Form	56
11.7	Transactions with Affiliates	56
11.8	Inconsistent or Restrictive Agreements	56
11.9	Business Activities	56
11.10	Investments	57
11.11	Fiscal Year	57
11.12	Financial Covenants	57
11.13	Unconditional Purchase Obligations.	59
11.14	Restrictions on Payment of Certain Debt	59
11.15	Cancellation of Debt	60
11.16	Restrictions on Subsidiaries	60
11.17	Change of Control. Each Loan Party shall not permit a Change of Control to occur	60
11.18	Existing Convertible Debt	60
11.19	Specified Financing	60

ARTICLE XII EFFECTIVENESS; CONDITIONS OF LENDING, ETC.		60

12.1	Initial Credit Extension	60
12.2	[Reserved]	63
12.3	Other Conditions	63
12.4	Confirmatory Certificate	64

ARTICLE XIII EVENTS OF DEFAULT AND THEIR EFFECT		64

13.1	Events of Default	64
13.2	Effect of Event of Default	67
13.3	Right to Appointment of Receiver	67
13.4	Cooperation in Event of Default	68
13.5	Setoff	68
13.6	Sharing of Payments	69

ARTICLE XIV THE AGENT		69

14.1	Appointment and Authorization	69
14.2	Rights as a Lender	70
14.3	Exculpatory Provisions	70
14.4	Reliance by Administrative Agent	71
14.5	Delegation of Duties	71
14.6	Resignation of Administrative Agent	72
14.7	Non-Reliance on Administrative Agent and Other Lenders	72
14.8	No Other Duties	72
14.9	Administrative Agent May File Proofs of Claim	73
14.10	Indemnification	73
14.11	Collateral Matters	74

ARTICLE XV GENERAL		74

15.1	Waiver; Amendments	74
15.2	Confirmations	75
15.3	Notices	75
15.4	Costs, Expenses and Taxes	75
15.5	Successors and Assigns	76
15.6	Governing Law	79
15.7	Confidentiality	79
15.8	Severability	80
15.9	Nature of Remedies	80
15.10	Entire Agreement	80
15.11	Counterparts; Effectiveness	80
15.12	Captions	80
15.13	Customer Identification - USA Patriot Act Notice	80

15.14	INDEMNIFICATION BY THE COMPANY	81
15.15	Nonliability of Lenders	81
15.16	Jurisdiction	82
15.17	WAIVER OF JURY TRIAL	82
15.18	Permitted Convertible Note Offering	82
15.19	Parent Acknowledgment and Consent	82

ANNEXES
ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

EXHIBITS

EXHIBIT A	Form of Term Loan A Note
EXHIBIT B	Form of Term Loan C Note
EXHIBIT C	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT D	Form of Assignment and Assumption (Section 15.5.2)
EXHIBIT E	Form of Borrowing Request
EXHIBIT F	Form of Existing Convertible Debt Subordination Agreement

SCHEDULES

SCHEDULE 9.1	Formation Information
SCHEDULE 9.2	Equity Ownership; Subsidiaries
SCHEDULE 9.9.2	Business Locations
SCHEDULE 9.9.5	Deposit Accounts
SCHEDULE 9.9.6	Material Contracts; Form Customer Contract
SCHEDULE 9.10	Insurance
SCHEDULE 9.24	Contracts with Affiliates
SCHEDULE 9.25	Trade and Customer Relations
SCHEDULE 9.26	Brokers
SCHEDULE 9.32	Other Debt of Parent
SCHEDULE 10.11	Deposit Accounts Not Subject to Control Agreements
SCHEDULE 10.14(a)	Post-Closing Landlord Agreements
SCHEDULE 10.14(b)	Post-Closing Deposit Account Closures
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.3	Existing Liens
SCHEDULE 11.9	Investments
SCHEDULE 12.1	Debt to be Repaid
SCHEDULE 13.1.12	Key Executives

v

Conformed through Third Forbearance Agreement and Amendment to Loan Documents dated as of February 2, 2024

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of November 17, 2020 (this “Agreement”), is entered into among VERVE CLOUD, INC., a Nevada corporation formerly known as T3 Communications, Inc. (the “Company”), as the borrower and a Loan Party hereunder, the Subsidiaries of the Company that are or from time to time may become parties hereto as Guarantors and Loan Parties hereunder, the Parent (solely with respect to the Sections applicable thereto), the Persons that are or from time to time may become parties hereto as Lenders hereunder, and POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (in its individual capacity, “Post Road”), in its capacity as administrative agent for the Lenders.

R E C I T A L S

A. The Company has requested, and the Lenders have agreed to extend (1) a $22,168,515.30 Term Loan A to the Company on the Closing Date (a) to fund the ActivePBX Acquisition and the Nexogy Acquisition on the Closing Date, (b) to provide growth capital, (c) for working capital, and (d) to pay for transaction fees and expenses; and (2) a $10,000,000 Term Loan C to the Company on the Second Amendment Closing Date (a) to fund the Next Level Acquisition on the Second Amendment Closing Date, (x) to provide growth capital, (b) for working capital, and (c) to pay for transaction fees and expenses.

B. As of the Third Forbearance Agreement Closing Date, all Commitments have been fully funded, the outstanding principal balance of the Term Loan A is $27,474,177.06 and the outstanding principal balance of the Term Loan C is $12,803,682.01.

C. The Subsidiaries of the Company from time to time party hereto are Wholly-Owned Subsidiaries of the Company, and it is to the direct and indirect financial benefit of the Parent and all Guarantors that the Lenders provide the financing requested by the Company.

D. The Lenders have agreed to provide the financing requested by the Company on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. When used herein the following terms shall have the following meanings:

Account Debtor has the meaning assigned to that term in the UCC.

ActivePBX Acquisition means that certain asset Acquisition as contemplated by the ActivePBX Acquisition Documents.

ActivePBX Acquisition Agreement means that certain Asset Purchase Agreement dated as of November 17, 2020 by and between ActiveServe, Inc., a Florida corporation, as seller, and the Company, as buyer (as amended, restated or otherwise modified from time to time).

ActivePBX Acquisition Documents means the ActivePBX Acquisition Agreement and any escrow agreement, representation and warranty insurance policy, restrictive covenant agreement, bill of sale, assignment and assumption agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, non-compete agreement, transition services agreement, and side-letter agreement entered into in connection therewith and any and all of the other binding instruments and agreements executed or delivered in connection with the ActivePBX Acquisition.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Acquisition Documents means, collectively, the ActivePBX Acquisition Documents, the Nexogy Acquisition Documents, the SkyNet Acquisition Documents and the Next Level Acquisition Documents.

Administrative Agent means Post Road, in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding, or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

Agreement - see the Preamble.

Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Approved Subordinated Debt means Debt of the Company and/or its Subsidiaries as evidenced by (i) that certain Promissory Note dated as of the date hereof in the original principal amount of $1,090,000 executed by the Company in favor of ActiveServe, Inc., (ii) the earnout obligation pursuant to Section 3.03 of the Skynet Acquisition Agreement and the contingent payment obligation pursuant to Section 3.04 of the Skynet Acquisition Agreement, (iii) that certain Adjustable Note (as defined in the Next Level Acquisition Agreement), and (iv) that certain Convertible Note (as defined in the Next Level Acquisition Agreement), each as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Asset Disposition means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 90 days with another asset performing the same or a similar function and (b) the Disposition of inventory or other assets in the ordinary course of business.

Assignee - see Section 15.5.2.

Assignment and Assumption - see Section 15.5.2.

Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, all reasonable disbursements of counsel and all court costs and similar legal expenses.

Board means the board of directors or board of managers (or comparable governing body) of any Loan Party, as applicable, and shall include any committee duly authorized to act on behalf of such board of directors or board of managers (or comparable governing body).

Board Observer - see Section 10.13.

Borrowing Request means a written request by the Company for the funding of each Loan, which shall be in the form of Exhibit E attached hereto.

Business Day means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and, if such day relates to the determination of Term SOFR, is also a U.S. Government Securities Business Day.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capitalized Rentals of any Person means as of the date of any determination thereof, the amount at which the aggregate present value of future rentals due and to become due under all Capital Leases under which such Person is a lessee.

Capital Stock means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Capitalization Summary means that certain Digerati Technologies, Inc. Capitalization Summary and the Exhibit ‘A’ attached thereto that the Company’s counsel delivered to the Administrative Agent’s counsel on October 31, 2023.

CARES Act means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136, as amended.

Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control means the occurrence of any of the following events: (a) Parent ceases to own and control at least 80.01% of the voting and non-voting Capital Stock of the Company, (b) the Minority T3NV Shareholders cease to own, in the aggregate, 19.99% of the voting and non-voting Capital Stock of the Company, (c) the Company shall cease to (i) own at least 100% of the voting and non-voting Capital Stock of each of T3FL, Nexogy, VerveTX and Next Level and (ii) hold voting Capital Stock of each of T3FL, Nexogy, VerveTX and Next Level in an amount sufficient to elect, or to have the right and power to designate, at least a majority of the Board of each of T3FL, Nexogy, VerveTX and Next Level; or (d) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Stock of any other Subsidiary.

Churn means (A) (i) lost monthly Recurring Revenue from clients or Account Debtors of the Company at the commencement of the applicable trailing three month period, minus (ii) new monthly Recurring Revenue from clients or Account Debtors of the Company at the commencement of the applicable trailing three month period; divided by (B) the Company’s monthly Recurring Revenue at the commencement of such trailing three month period; provided, that at no time shall Churn be less than zero percent (0%) for calculation purposes hereof.

Closing Date - see Section 12.1.

Closing Date Commitment means, as to any Lender, such Lender’s commitment to make Loans on the Closing Date. The amount of each Lender’s commitment to make Loans on the Closing Date is set forth on Annex A. The aggregate amount of the Closing Date Commitments on the Closing Date is $14,000,000.

Closing Date Loan means each Loan made on the Closing Date.

Code means the Internal Revenue Code of 1986, as amended.

Collateral is defined in the Guaranty and Collateral Agreement.

Collateral Assignment of Acquisition Documents means that certain Collateral Assignment of Acquisition Documents dated as of the date hereof by the Company, and acknowledged by Seller (as defined therein) and certain other parties party thereto in favor of the Administrative Agent (for the benefit of Lenders and Administrative Agent), in respect of the Nexogy Acquisition Documents, as amended, restated, supplemented or otherwise modified from time to time.

Collateral Documents means, collectively, the Guaranty and Collateral Agreement, the Pledge Agreement, the Collateral Assignment of Acquisition Documents, the IP Security Agreement, each Mortgage, each Landlord Agreement, each Control Agreement, each Perfection Certificate, and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant any interest in any collateral to the Administrative Agent for the benefit of the Lenders, or that otherwise relates to such collateral, as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto from time to time.

Commitment means, as to any Lender, such Lender’s Closing Date Commitment.

Company - see the Preamble.

Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit C.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Consolidated Net Income means, without duplication, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains or losses from Dispositions, any extraordinary gains or losses, and any gains or losses from discontinued operations.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount of the indebtedness, obligation or other liability guaranteed or supported thereby or, if not a fixed and determinable amount, the maximum amount so supported or guaranteed.

Control Agreement means one or more control agreements, in form and substance satisfactory to the Administrative Agent, executed and delivered by each bank or other financial institution at which the Company or any Subsidiary maintains a deposit, or securities, or other investment account, the Administrative Agent, and the Company or such Subsidiary, granting the Administrative Agent “control” (as such term is defined in the UCC) over such account.

Convertible Debt means Debt issued by the Parent or any Loan Party, which, by its terms, may be converted into or exchanged for Capital Stock at the option of the Parent or the Loan Party, as applicable, or the holder of such Debt, including, without limitation, the Existing Convertible Debt and such other Debt with respect to which the performance due by the Parent or any Loan Party may be measured in whole or in part by reference to the value of Capital Stock of the Parent or the Loan Party, as applicable, but may be satisfied in whole or in part in cash.

Debt of any Person means, without duplication, (a) all indebtedness for borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases including, without duplication, Capitalized Rentals, which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business not more than 60 days past due, and (ii) deferred compensation arrangements approved in advance by the Administrative Agent and entered into in the ordinary course of business in consideration for actual services rendered), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured as the lesser of the amount of any such indebtedness or the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) all Off-Balance Sheet Liabilities, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earnouts (to the extent such amount becomes due and payable) and similar obligations, and (k) any Capital Stock or other equity instrument, whether or not mandatory redeemable, that under GAAP is or should be characterized as debt and not equity, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

Debt to be Repaid means the Debt identified on Schedule 12.1.

Default Rate means, at any time, the rate of interest then payable under Section 3.1 plus 3.0% per annum.

Disposition - see the definition of “Asset Disposition”.

Dollar and the sign “$” mean lawful money of the United States of America.

EBITDA means, for any period, Consolidated Net Income for such period, plus, (a) in each case, without duplication and only to the extent deducted in determining such Consolidated Net Income: (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) professional fees and other fees, costs and expenses with respect to the transactions contemplated by this Agreement (including with respect to the acquisitions consummated on or about the Closing Date) incurred by the Loan Parties during such period in an aggregate amount not to exceed $200,000 per year in the aggregate; (v) professional fees and other fees, costs and expenses with respect to the First Amendment and the Second Amendment in an amount equal to $550,000; (vi) professional fees and other fees, costs and expenses with respect to the transactions contemplated by the SkyNet Acquisition Documents and the Next Level Acquisition Documents in an amount equal to $1,000,000; (vii) the fees, costs, and expenses paid to the Industry Consultant required by the Second Amendment; (ix) one-time non-recurring expenses not exceeding $200,000 per year in the aggregate; (x) amounts paid by the Company with respect to board fees and expenses, in an amount not exceeding $50,000 per year in the aggregate; and (xi) fees, costs, and expenses paid by the Company to the financial advisor pursuant to Section 10.17 herein; minus (b) without duplication and to the extent included in determining such Consolidated Net Income, proceeds of insurance, other than business interruption insurance.

Employment Agreements means the Employment Agreements between the Company and each of the Key Executives.

Environmental Claims means all claims however asserted, by any Governmental, Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all applicable present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative or judicial orders, consent agreements, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, control, or cleanup of any Hazardous Substance.

Equity Documents means the operating agreement or bylaws of the Company and each other Loan Party (as applicable), and any other agreement relating to the ownership of the Capital Stock of such Person and/or the voting and/or operational control of such Person.

ERISA means the Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any trade or business (whether or not incorporated), which, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

ERISA Event means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure to timely make any payment required by the Pension Funding Rules with respect to a Plan (determined without regard to any waiver); (c) any application for a waiver of the Pension Funding Rules with respect to a Plan; (d) the incurrence by the Company or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any of their respective ERISA Affiliates from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

Event of Default means any of the events described in Section 13.1.

Event of Loss means, with respect to any property, any of the following: (a) any loss, destruction, or damage of such property; or (b)  any actual condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

Excluded Taxes means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 8.2), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7.6.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 7.6.1, and (d) any U.S. federal withholding Taxes imposed under FATCA.

Existing Convertible Debt means the unsecured Convertible Debt of the Parent as of the Eighth Amendment Closing Date and described in the Capitalization Summary.

Existing Convertible Loan Documents means all agreements, certificates, consents, documents, promissory notes, the Existing Convertible Debt Subordination Agreement and all other instruments delivered from time to time in connection with the Existing Convertible Debt, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

Extension and Forbearance Agreements means those Extension and Forbearance Agreements dated effective as of the Third Forbearance Agreement Closing Date, executed by the holders of the Existing Convertible Debt, Skynet, The Jerry and Lisa Morris Revocable Trust dated November 18, 2002, and Jeffrey Posner, in substantially the form of Exhibit F attached hereto and on terms and conditions satisfactory to Administrative Agent.

Extraordinary Receipts means any cash received by any Loan Party not in the ordinary course of business (and not consisting of proceeds of Asset Dispositions, or the issuance of Debt or Capital Stock, or Insurance Proceeds), including (a) judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, (b) indemnity payments, (c) purchase price adjustments received in connection with any purchase agreement, and (d) tax refunds.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

Financed Capital Expenditures means, for any period, without duplication, all Capital Expenditures (a) financed with the proceeds of non-revolving Debt, (b) made in connection with the replacement, substitution, or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) representing the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (d) consisting of any capitalized Interest Expense reflected as additions to property, plant, or equipment in the consolidated balance sheet of the Company and its Subsidiaries, and/or (e) made from the Net Cash Proceeds of the issuance of Capital Stock by the Company.

First Amendment means that certain First Amendment to Credit Agreement dated as of the First Amendment Closing Date by and among the Company, the Guarantors, the Lenders and the Administrative Agent.”

First Amendment Closing Date means December 20, 2021.

Fiscal Month means a fiscal month of a Fiscal Year.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period beginning on August 1 and ending on July 31.

Fixed Charge Coverage Ratio means, for any period of four consecutive Fiscal Quarters of the Company, the ratio of (a) EBITDA for such period less the actual amount paid by the Company and its Subsidiaries in cash during such period on account of (i) Capital Expenditures (excluding Capital Expenditures constituting payments in respect of Capital Lease obligations and Capital Expenditures financed by Debt permitted under Section 11.1(b) in accordance with Sections 11.12.2(v) and 11.12.3(iii), plus (ii) the current portion of all income Taxes, plus (iii) Restricted Payments, to (b) Fixed Charges for such period; provided, however, that prior to the November 30, 2021 testing date, the amounts in the numerator and denominator of the ratio shall be for the actual full months elapsed: i.e., for the January 31, 2021 testing date, EBITDA (and addbacks) shall be for the trailing two month period, and the amount of Fixed Charges shall likewise be for such two month period, building gradually to a full trailing twelve month test at November 30, 2021, and for each Fiscal Quarter thereafter.

Fixed Charges means for the Company and its Subsidiaries for any period, the sum (without duplication) of (a) cash Interest Expense for such period, and (b) scheduled principal payments made or required to be made on Total Debt during such period.

Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Fourth Amendment means that certain Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes effective as of the Fourth Amendment Closing Date by and among the Company, the Guarantors, the Lenders and the Administrative Agent.

Fourth Amendment Closing Date means February 3, 2023.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Fund means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guarantor and Guarantors means all Subsidiaries and each other Person who may provide a Guaranty from time to time.

Guaranty or Guaranties means the Guaranty and Collateral Agreement and any other guaranty of all or any portion of the Obligations.

Guaranty and Collateral Agreement means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant, or substances in concentrations or quantities defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material, or substance, the exposure to, or release of which such concentration or quantity is prohibited, limited, or regulated by, or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected as a liability in the financial statements of such Person in accordance with GAAP.

Indemnified Liabilities - see Section 15.14.

Indemnified Taxes means Taxes other than Excluded Taxes.

Insurance Proceeds means any insurance and/or condemnation proceeds payable as a consequence of damage to or destruction of any Collateral or any other assets of the Company or any other Loan Party.

Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period.

IP Security Agreement means that certain Confirmatory Grant of Security Interests in Intellectual Property dated as of the Closing Date by and among Loan Parties and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Interest Payment Date means the first Business Day of each calendar month.

Interest Period means, as to any Loan, the period commencing on the date such Loan is borrowed or continued and ending on the date three months thereafter, as selected by the Company, and thereafter, Term SOFR shall reset at the end of each three month period; provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on the last Business Day in a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the Maturity Date.

Interest Rate Determination Date means the date that is two U.S. Government Securities Business Days prior to the first day of the applicable Interest Period for which Term SOFR is being determined. The Administrative Agent, at its option, may change the day established as the Interest Rate Determination Date upon 30 days advanced written notice to the Borrower.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Stock, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

Key Executives means the individuals identified on Schedule 13.1.12.

Key Man Life Insurance means the current, valid, and fully paid key man life insurance policy insuring the life of Art Smith in the amount of $4,000,000.00, procured by the Company and naming the Company as the beneficiary, and collaterally assigned to the Administrative Agent as security for the Obligations.

Landlord Agreement means an agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by the landlord and/or mortgagee of real property leased by a Loan Party, pursuant to which such landlord or mortgagee (a) acknowledges the Liens of the Administrative Agent on the Collateral located at such real property, and waives any Liens held by it on such Collateral, (b) agrees to permit the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to operate, remove, and/or sell any Collateral stored or otherwise located thereon, (c) agrees to give the Administrative Agent notice of any default by such Loan Party under the applicable lease, and a reasonable opportunity to cure such default, (d) consents to the execution and delivery by such Loan Party to the Administrative Agent of a Mortgage encumbering such Loan Party’s leasehold interest in such real property, and (e) agrees that in the event the Administrative Agent exercises its rights under such Mortgage, to recognize the Administrative Agent, or any purchaser at a foreclosure sale or other successor, assignee, or designee of the Administrative Agent as the successor to such Loan Party’s rights under the applicable lease, entitled to all of the benefits thereunder.

Lender - means the Persons listed on Annex A and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

Lender Party - see Section 15.14.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Liquidity means the aggregate amount of unrestricted cash on hand of the Company and its Subsidiaries (excluding Parent).

Loan means any loan advanced by a Lender to the Company, including, without limitation, a Closing Date Loan or Term Loan C.

Loan Documents means this Agreement, the Notes, the Guaranties, the Collateral Documents, the Warrants, Subordination Agreements, and all documents, instruments and agreements delivered in connection with the foregoing from time to time.

Loan Party or Loan Parties means, individually or collectively as the context may require, the Company and each Guarantor.

Margin Stock means any “margin stock” as defined in Regulation U.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of any Loan Party individually or the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon (i) any substantial portion of the Collateral under the Collateral Documents or upon any substantial portion of the assets of any Loan Party individually or the Company and its Subsidiaries taken as a whole, or (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Material Contract means (a) any customer contract or supply agreement to which any Loan Party is a party involving transactions having an aggregate value, cost or amount in excess of $250,000 per annum, (b) any contract, agreement or instrument evidencing or relating to Indebtedness of any Loan Party in a principal amount exceeding $100,000, (c) any equipment lease to which any Loan Party is a party having a term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum, (d) any real property lease to which any Loan Party is a party either (i) with aggregate annual rental payments in excess of $150,000 or (ii) which constitutes the corporate headquarters for a Loan Party, (e) any license necessary for or material to the operation of any Loan Parties’ business, (f) any license, contract or other agreement permitting or providing for the use by any Loan Party of any copyright, trademark, patent or other intellectual property necessary for the operation of any Loan Parties’ business, or (g) any other contract, agreement, lease, license or agreement for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Effect.

Maturity Date means the earlier of (A) (i) November 17, 2024 with respect to Term Loan A, (ii) November 17, 2024 with respect to Term Loan C, and (iii) November 17, 2024 with respect to the Delayed Draw Loan, or (B) the date to which the Obligations are accelerated pursuant to ARTICLE XIII.

Minority T3NV Shareholders means, collectively, Blue Sunshine, LLC, a Florida limited liability company, Jeremy Stakely, an individual, and Mareha LLC, a Florida limited liability company.

MOIC shall have the meaning set forth for such term in the Term Loan C Note.

Mortgage means a mortgage, deed of trust, leasehold mortgage, collateral assignment of lease, or similar instrument granting the Administrative Agent, for the benefit of the Lenders, a Lien on real property and the improvements located thereon, or the leasehold estate therein, of the Company or any of its Subsidiaries, in form and substance satisfactory to the Administrative Agent.

Multiemployer Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may reasonably be expected to have any liability.

Net Cash Proceeds means:

(a) with respect to any Asset Disposition, or the collection of any Extraordinary Receipts, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party in connection therewith net of (i) the direct costs relating to such Asset Disposition or the collection of such Extraordinary Receipts (including reasonable and customary sales commissions and reasonable legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt (other than Debt assumed by the purchaser of such asset) secured by a Permitted Lien on the asset subject to such Asset Disposition (other than the Loans).

(b) with respect to any issuance of Capital Stock, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including reasonable and customary sales and underwriters’ commissions);

(c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including reasonable and customary up-front, underwriters’ and placement fees);

(d) with respect to any Event of Loss, the aggregate cash proceeds received by any Loan Party with respect to Insurance Proceeds net of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments; and

Nexogy means Nexogy Inc., a Florida corporation.

Nexogy Acquisition means that certain stock Acquisition as contemplated by the Nexogy Acquisition Documents.

Nexogy Acquisition Agreement means that certain Agreement and Plan of Merger dated September 20, 2019 by and among the Company, Nexogy, Nexogy Mergersub, and Juan Carlos Canto as the representative of the Shareholders (as defined therein) of Nexogy, Inc. (as amended, restated or otherwise modified from time to time).

Nexogy Acquisition Documents means the Nexogy Acquisition Agreement and any escrow agreement, representation and warranty insurance policy, restrictive covenant agreement, bill of sale, assignment and assumption agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, non-compete agreement, transition services agreement, and side-letter agreement entered into in connection therewith and any and all of the other binding instruments and agreements executed or delivered in connection with the Nexogy Acquisition.

Nexogy Mergersub means Nexogy Acquisition, Inc., a Florida corporation.

Next Level means Next Level Internet, Inc., a California corporation.

Next Level Acquisition means that certain Acquisition as contemplated by the Next Level Acquisition Documents.

Next Level Acquisition Agreement means that certain Equity Purchase Agreement dated as of the Second Amendment Closing Date by and among The Jerry and Lisa Morris Revocable Trust dated November 18, 2002, Jeffrey Posner, Parent, and the Company (as amended, restated or otherwise modified from time to time).

Next Level Acquisition Documents means the Next Level Acquisition Agreement and any escrow agreement, representation and warranty insurance policy, restrictive covenant agreement, bill of sale, assignment and assumption agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, non-compete agreement, transition services agreement, and side-letter agreement entered into in connection therewith and any and all of the other binding instruments and agreements executed or delivered in connection with the Next Level Acquisition.

Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 15.1 and (b) has been approved by the Required Lenders.

Note means, individually and collectively, the Term Loan A Note and the Term Loan C Note, each as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto from time to time.

Obligations means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including all Loans, all Attorney Costs, and all Hedging Obligations permitted hereunder which are owed to any Lender or any of its Affiliates, if any, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC - see Section 10.4.

Off-Balance Sheet Liabilities of any Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any liability of such Person under any so-called “synthetic” lease transaction or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Paid in Full means the payment in full in cash and performance of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted).

Parent means Digerati Technologies, Inc., a Nevada corporation.

Participant - see Section 15.5.4.

Perfection Certificate means a perfection certificate executed and delivered to the Administrative Agent by a Loan Party.

Permitted Acquisition means any Acquisition by the Company or any other Loan Party, approved by the Administrative Agent.

Permitted Capital Stock means any Capital Stock of the Company that by its terms (or by the terms of any Capital Stock into which it is convertible or for which it is exchangeable) (a) are not convertible or exchangeable for Debt or any securities that are not Permitted Capital Stock, (b) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (c) do not require payments of dividends or distributions in cash on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (d) are not secured by any Liens on any property or asset of a Loan Party, and (e) are not sold, issued or otherwise transferred in connection with or as a part of a public offering.

Permitted Convertible Note Offering means one or more unsecured, subordinated convertible notes issued by the Parent in connection with Convertible Debt (other than the Existing Convertible Debt), subject to a subordination agreement in form and substance satisfactory to the Administrative Agent.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

PIK Option has the meaning assigned to that term in Section 3.3.

Plan means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent, the Borrower or any of their respective ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Pledge Agreement means each Pledge Agreement executed and delivered by the Company (and each other applicable Loan Party) to the Administrative Agent covering all of the issued and outstanding Capital Stock of the Subsidiaries of the Company, as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto from time to time, in each case in form and substance satisfactory to the Administrative Agent.

Premium - see Section 4.4.

Pro Rata Share means as to a particular Lender, the percentage obtained by dividing the amount of such Lender’s Commitment by the amount of the Commitments of all Lenders.

Recurring Revenue means the Company’s recurring revenue recognized in accordance with GAAP; provided, however, specifically excluding the Company’s revenue from, if and as applicable, (i) non-recurring professional services, (ii) transaction revenue not received in the ordinary course of business, (iii) sales of services not in the ordinary course of business, (iv) one-time, non-recurring transactions, installation, implementation and other set-up fees and (v) add-on purchases by the Company’s existing customers not resulting in recurring revenue. Bank acknowledges that the Company’s calculations of Recurring Revenue in the financial statements of the Company provided to Bank on or before the Effective Date are consistent with the foregoing in this definition.

Register has the meaning assigned to that term in Section 15.5.3.

Regulation D means Regulation D of the FRB.

Regulation U means Regulation U of the FRB.

Related Agreements means the Equity Documents, the Acquisition Documents, the Warrant and the Employment Agreements.

Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, service providers, advisors and representatives of such Person and of such Person’s Affiliates.

Related Transactions means the transactions contemplated by the Related Agreements.

Replacement Index has the meaning assigned to that term in Section 3.6.

Required Lenders means, at any time, Lenders whose aggregate Pro Rata Shares exceed 50%.

Restricted Payment means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (including, without limitation, payments of principal, premium or interest made pursuant to the terms of Convertible Debt prior to or in connection with conversion), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment of principal, premium, interest, fees, or expenses in respect of any Subordinated Debt other than the Approved Subordinated Debt, (f) any prepayment of principal, premium, interest, fees, or expenses in respect of, or any redemption, purchase, retirement, defeasance, sinking fund, or similar payment with respect to, any Debt of the Company or any of its Subsidiaries (other than the Obligations), (g) the payment by the Company or any of its Subsidiaries of any management, advisory or consulting fee to any Person, or (h) the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a partner, shareholder, owner or executive officer of any such Person.

SBA Lender means The Bank of San Antonio.

Second Amendment Closing Date means February 4, 2022.

Second Forbearance Agreement means that certain Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent dated as of the Second Forbearance Agreement Closing Date by and among the Company, the Guarantors, the Lenders and Administrative Agent.

Second Forbearance Agreement Closing Date means November 22, 2023.

Senior Debt means at any time, without duplication, the unpaid principal amount of the Loans, all accrued and unpaid interest thereon, and all other Debt of the Company and its Subsidiaries, determined on a consolidated basis, then outstanding; excluding (a) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, (c) Debt of the Company to Wholly-Owned Subsidiaries and Debt of Subsidiaries to the Company or to other Wholly-Owned Subsidiaries, (d) contingent obligations in respect of undrawn letters of credit and (e) Subordinated Debt.

Senior Net Leverage Ratio means, as of any date of determination with respect to the Company and its Subsidiaries, the ratio of (a) Senior Debt as of such date minus Liquidity as of such date to (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or immediately prior to such date.

Senior Net Leverage Ratio Recapitalization has the meaning set forth in the Term Loan C Note.

Senior Leverage Ratio means, as of any date of determination with respect to the Company and its Subsidiaries, the ratio of (a) Senior Debt as of such date to (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or immediately prior to such date.

Senior Officer means, with respect to any Loan Party, the chief executive officer of such Loan Party.

Servicer means any servicer approved by the Administrative Agent in its sole discretion.

Skynet means Skynet Telecom, LLC, a Texas limited liability company.

Skynet Acquisition means that certain asset Acquisition as contemplated by the Skynet Acquisition Documents.”

Skynet Acquisition Agreement means that certain Asset Purchase Agreement dated on or about the Skynet Acquisition Effective Date by and among VerveTX, Paul Golibart and Jerry Ou, each an individual resident in the State of Texas, and Skynet (as the same may be amended, restated or otherwise modified from time to time).

Skynet Acquisition Documents means the Skynet Acquisition Agreement and any escrow agreement, representation and warranty insurance policy, restrictive covenant agreement, bill of sale, assignment and assumption agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, non-compete agreement, transition services agreement, and side-letter agreement entered into in connection therewith and any and all of the other binding instruments and agreements executed or delivered in connection with the Skynet Acquisition.

Skynet Acquisition Effective Date means the date on which each of the conditions contained in Section 5 of the First Amendment are satisfied in the Administrative Agent’s sole and absolute discretion.

SOFR means the Secured Overnight Financing Rate, as administered by the Federal Reserve Bank of New York (or a successor administrator).

SOFR Floor means a rate per annum of 3.5%.

Specified Financing means a certain revolving line of credit in the maximum principal amount not to exceed $2,000,000 at any one time, made available by the Specified Financing Provider to the Loan Parties pursuant to the terms of the Specified Financing Documents.

Specified Financing Documents means all agreements, certificates, consents, documents, promissory notes, the Specified Financing Intercreditor Agreement, subordination agreements and instruments delivered from time to time in connection with the Specified Financing, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the Specified Financing Intercreditor Agreement.

Specified Financing Intercreditor Agreement means that certain Intercreditor Agreement dated as of even date herewith by and between the Administrative Agent and the Specified Financing Provider, and acknowledged and agreed to by the Company, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Specified Financing Provider means, collectively, Thermo Communications Funding, LLC, a Delaware limited liability company, and any other commercially recognized lender of the Specified Financing.

State Regulatory Agency means any state, provincial, municipal or local Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction or operation of the business of the Company or over the Persons who own, construct or operate the business of the Company.

Subordinated Debt means any Debt of the Company and/or its Subsidiaries which (i) has subordination terms, covenants, pricing and other terms which have been approved in writing by the Administrative Agent, and (ii) is subject to a Subordination Agreement.

Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time, in form and substance and on terms and conditions satisfactory to Administrative Agent.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Stock as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to all Subsidiaries of the Company, including, without limitation, Nexogy, VerveTX, T3FL and Next Level.

T3FL means T3 Communications, Inc., a Florida corporation.

Tax Distributions means distributions by the Subsidiaries to the Company, which are in turn distributed by the Company to the holders of its Capital Stock in respect of estimated and final federal, state and local income Taxes attributable to the taxable income of the Company and its Subsidiaries for each year, taking into account prior losses that can be used to offset current Taxes due.

Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan A means any Loan made pursuant to any Lender’s Term Loan A Commitment.

Term Loan A Commitment means, as to any Lender, such Lender’s commitment to make a Term Loan A on the First Amendment Closing Date. The amount of each Lender’s commitment to make Loans on the First Amendment Closing Date is set forth on Annex A. The aggregate amount of the Term Loan A Commitments on the First Amendment Closing Date is $22,168,515.30.

Term Loan A Note means that certain Amended and Restated Term Loan A Note made as of the First Amendment Closing Date by the Company to the order of Lender, as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto from time to time, substantially in the form of Exhibit A.

Term Loan C means any Loan made pursuant to any Lender’s Term Loan C Commitment.

Term Loan C Commitment means, as to any Lender, such Lender’s commitment to make a Term Loan C on the Second Amendment Closing Date. The amount of each Lender’s commitment to make Loans on the Second Amendment Closing Date is set forth on Annex A. The aggregate amount of the Term Loan C Commitments on the Second Amendment Closing Date is $10,000,000.

Term Loan C Note means that certain Term Loan C Note made as of the Second Amendment Closing Date by the Company to the order of Lender, as the same may be amended, restated or otherwise modified from time to time, together with any joinders thereto from time to time, substantially in the form of Exhibit B.

Term SOFR means, for any Interest Period, the Term SOFR Reference Rate on the related Interest Rate Determination Date, as such rate is published by the Term SOFR Administrator at approximately 5:00 a.m., Chicago time; provided, however, that if as of 5:00 p.m. (Chicago time) on any Interest Rate Determination Date the Term SOFR Reference Rate has not been published by the Term SOFR Administrator, then Term SOFR shall be the Term SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date.

If Administrative Agent determines, in Administrative Agent’s sole discretion, that Term SOFR remains not published or otherwise unavailable more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date then, at Administrative Agent’s option, upon notice of such circumstances from Administrative Agent to the Company (a) the obligation to make Term SOFR advances shall be suspended until Administrative Agent notifies the Company that the circumstances giving rise to the suspension no longer exists, and (b) subject to the terms and conditions of this Agreement, the entire outstanding balance of any advance shall be replaced at the end of such Interest Period with an advance bearing interest at the Administrative Agent’s “prime rate” which may be adjusted by Administrative Agent to include a different spread or margin (as so adjusted, the “Alternate Rate”) and the Company may request advances under this Agreement bearing interest at the Alternate Rate. For purposes of this Agreement, the Administrative Agent’s “prime rate” shall be the “U.S. prime rate” as published in The Wall Street Journal.

Notwithstanding the foregoing, if Term SOFR is less than the SOFR Floor, then during such time, Term SOFR shall be deemed to equal the SOFR Floor.

Term SOFR Administrator means the CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate determined by the Administrative Agent in its reasonable discretion).

Term SOFR Reference Rate means the rate per annum of a 3-month forward-looking term rate based on SOFR that is published by the Term SOFR Administrator.

Term SOFR Transition Date has the meaning assigned to that term in Section 3.6.

Third Forbearance Agreement means that certain Third Forbearance Agreement and Amendment to Loan Documents dated as of the Third Forbearance Agreement Closing Date by and among the Company, the Guarantors, the Lenders and the Administrative Agent, and acknowledged and agreed to by the Parent.

Third Forbearance Agreement Closing Date means February 2, 2024.

Total Debt means at any time, without duplication, the unpaid principal amount of the Loans, all accrued and unpaid interest thereon, and all other Debt of the Company and its Subsidiaries, determined on a consolidated basis, then outstanding; excluding (a) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, (c) Debt of the Company to Wholly-Owned Subsidiaries and Debt of Subsidiaries to the Company or to other Wholly-Owned Subsidiaries, and (d) contingent obligations in respect of undrawn letters of credit.

Total Leverage Ratio means, as of any date of determination with respect to the Company and its Subsidiaries, the ratio of (a) Total Debt to (b) EBITDA.

Transition Notice has the meaning assigned to that term in Section 3.6.

UCC is defined in the Guaranty and Collateral Agreement.

Unfinanced Capital Expenditures means, for any period, all Capital Expenditures other than Financed Capital Expenditures for such period.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

VerveTX means Verve Cloud, Inc., a Texas corporation doing business as Nexogy, Inc., Next Level Internet, Inc. and T3 Communications, Inc., formerly known as Shift8 Networks, Inc.

Warrants means the Warrants issued by the Parent to the Lenders.

Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Stock of which (except directors’ qualifying Capital Stock) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2 Other Interpretive Provision.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

(h) Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting the Company shall be made and calculated on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.

1.3 Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements required to be delivered to the Administrative Agent hereunder and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Lenders may by notice to the Lenders and the Company, respectively, require that the Lenders and the Company negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Loan Parties shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Company shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

ARTICLE II

COMMITMENTS OF THE LENDERS; EVIDENCE OF LOANS

2.1 Commitments of the Lenders.

(a) Closing Date Commitments. Subject to the terms and conditions herein set forth, including those set forth in Section 12.1, each Lender hereby agrees severally, but not jointly, to make a Loan directly (and not through the Administrative Agent) to the Company on the Closing Date in an amount equal to such Lender’s Pro Rata share of the aggregate Closing Date Commitments. The Closing Date Commitments of the Lenders shall expire concurrently with the disbursement of the Closing Date Loans on the Closing Date.

(b) [Reserved].

(c) Borrowing Requests. Each request for a Loan must be made by the Company in writing to the Administrative Agent, such Borrowing Request shall be in the form attached hereto as Exhibit E setting forth, among other things, (A) the proposed Funding Date, (B) the aggregate principal amount of such requested Loans, and (C) the wire instructions for Company's account where funds should be sent. Following receipt of a Borrowing Request, the Administrative Agent shall notify the Lenders of their pro rata share of such Funding;

(d) Loan Funding. Each Lender shall make available all amounts it is to fund to Company in immediately available funds and will remit such amounts, in immediately available funds and in Dollars to Company, by remitting the same to such Persons and such accounts as may be designated by Company to the Administrative Agent in writing. The failure of any Lender to make available the amounts it is to fund to Company hereunder or to make a payment required to be made by it under any credit document shall not relieve any other Lender of its obligations under any credit document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any credit document.

(e) General. The failure of any Lender to make its Loan on the Closing Date shall not relieve any other Lender of its obligation (if any) to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Any Loan which is repaid or prepaid may not be reborrowed.

2.2 Notes. If requested by a Lender, such Lender’s Loan shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Loan.

2.3 Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in the Register, the date and amount of the Loan made by each Lender, each repayment thereof and the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder. The amounts so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid and accrued and unpaid interest thereon. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon. In the event of any discrepancy between records kept by a Lender and the Register, the amounts recorded by the Administrative Agent in the Register shall control.

ARTICLE III
INTEREST

3.1 Interest. Subject to Section 3.2, the unpaid principal amount of the Loans shall bear interest at the rate described in the applicable Note.

3.2 Default Interest. Notwithstanding Section 3.1, if any Event of Default shall occur and be continuing, at the election of the Required Lenders in their sole discretion, the unpaid Obligations shall bear interest at the Default Rate, retroactive to the date such Event of Default occurred or such later date as the Required Lenders may specify, provided that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.

3.3 Interest Payments; PIK. The Company promises to pay accrued interest on each Loan in arrears on each Interest Payment Date and at maturity provided that, so long as no Event of Default exists and is continuing, at the Company’s option and upon five (5) Business Days’ prior written notice to the Administrative Agent, the Company may elect to defer until the Maturity Date payment of all or a portion of the accrued and unpaid interest otherwise due and payable with respect to any Loan on the Interest Payment Election Date (such election to defer payment of accrued and unpaid interest as set forth in and pursuant to this Section being hereinafter referred to as the “PIK Option”). All accrued and unpaid interest the payment of which is so deferred shall (i) be compounded and added to the unpaid principal balance of the applicable Loan on the applicable Interest Payment Date, (ii) itself accrue interest at the rate then applicable under Section 3.1 and (iii) be paid as otherwise required by the terms of this Agreement. After maturity, and at any time an Event of Default exists and is continuing, the Company promises to pay accrued interest on the applicable Loan on demand by the Administrative Agent. Notwithstanding the foregoing, any cash interest paid by the Company in respect of Term Loan C prior to the date of any prepayment required by Section 6.2(b) of this Agreement shall reduce the final payment due on the Maturity Date of Term Loan C by such amount.

3.4 Computation of Interest. Interest and fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

3.5 Maximum Rate. This Agreement, the Notes and the other Loan Documents are hereby limited by this Section 3.5. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid, or agreed to be paid to the Administrative Agent and/or the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Administrative Agent and/or the Lenders in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Administrative Agent and/or the Lenders shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to such excess interest shall be applied to the reduction of the principal amount of the Loans, in such order and manner as may be determined by the Administrative Agent, and not to the payment of fees or interest, and if such excessive interest exceeds the unpaid balance of the principal amount of the Loans, such excess shall be refunded to the Loan Parties.

3.6 Inability to Determine Term SOFR; SOFR Benchmark Replacement.

(a) The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR or any replacement rate thereto, including whether the replacement rate will produce the same value or economic equivalence of, or have the same volume or liquidity as the Term SOFR prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any conforming changes made to a replacement rate. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR or a replacement rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Loan Parties or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b) If at any time Administrative Agent determines, in Administrative Agent’s sole discretion, that Term SOFR has ceased, will cease, or is not, or as of a specified future date, will not be, representative or in compliance with IOSCO Principles for Financial Benchmarks, then, at Administrative Agent’s option, Administrative Agent may establish a new index, in Administrative Agent’s sole discretion, which may be adjusted by Administrative Agent to include an different spread or margin (as so adjusted, the “Replacement Index”). Administrative Agent will notify the Company in writing (a “Transition Notice”) setting forth the Replacement Index, the new applicable rate, the date the same will become effective (the “Term SOFR Transition Date”) and the manner in which the applicable rate will be periodically reset (which shall be no less than once each month) based upon changes in the Replacement Index. The Term SOFR Transition Date will be no sooner than ten (10) days following the Transition Notice. Notwithstanding the foregoing and unless there is a Hedging Agreement in place in connection with this Agreement, if the Replacement Index is less than 3.5% per annum, then the Replacement Index shall be deemed to be 3.5% per annum.

ARTICLE IV
FEES; PREMIUM

4.1 Administrative Agent’s Fees. The Company agrees to pay to the Administrative Agent such fees as are mutually agreed to from time to time by the Company and the Administrative Agent, including a $25,000 administrative fee on the Closing Date and on the first day of each calendar quarter thereafter, which fee shall be fully earned when due and payable and shall be nonrefundable and non-proratable.

4.2 Original Issue Discount. The Company agrees that the Lenders are issuing each of the Loans at an original issue discount of 2.50% on the aggregate Commitments. Accordingly, the Company agrees that each original issue discount amount shall be net funded to the Administrative Agent for the benefit of Lenders.

4.3 [Reserved].

4.4 Premium. Concurrently with each prepayment of the Loans (other than Term Loan C (unless the Senior Net Leverage Ratio Recapitalization occurs in accordance with the Term Loan C Note) and regularly scheduled installments and mandatory prepayments under Section 6.2), whether such prepayment occurs prior to, on or after the Maturity Date, the Company agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a premium (“Premium”) equal to 0.00% of the principal amount of the Loans being prepaid. For the avoidance of doubt, if the Senior Net Leverage Ratio Recapitalization occurs in accordance with the Term Loan C Note, then any amount of Term Loan C that is added to Term Loan A shall thereafter be subject to the Premium set forth in this Section 4.4.

4.5 Servicing Fees. Pursuant to Section 14.5, the Administrative Agent has delegated to its Servicer certain of its obligations to monitor the Loans, to prepare and send invoices to the Company, to collect payments from the Company, to apportion among, and remit payments to, the Lenders, and to maintain the Register. The Company agrees to pay directly to Servicer, as and when invoiced, up to $20,000 per annum for these services, plus the Servicer’s one time fees associated with initial servicing and administration in an amount equal to $5,000. The Company shall continue these payments until the Obligations are Paid in Full or the Company is notified by the Administrative Agent that the Servicer is no longer performing these functions.

ARTICLE V
REPAYMENTS

5.1 Payment at Maturity. Unless sooner Paid in Full, the outstanding principal balance of the Loans and all other unpaid Obligations, together with all accrued and unpaid interest thereon, shall be due and payable in full on the applicable Maturity Date.

ARTICLE VI
PREPAYMENTS

6.1 Voluntary Prepayments. The Company from time to time voluntarily may prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (who shall promptly advise each Lender) written notice thereof not later than 11:00 a.m., New York time, at least five (5) Business Days prior to the date of such prepayment (which shall be a Business Day), specifying the date and amount of prepayment. Any partial prepayment shall be in an amount equal to $1,000,000 or a higher integral multiple of $1,000,000. Each prepayment of the Loans shall be accompanied by accrued and unpaid interest on the principal amount of the Loans being prepaid through the date of prepayment, any applicable Premium, and all other Obligations which then are due and payable.

6.2 Mandatory Prepayments.

(a) The Company shall prepay the Loans until Paid in Full:

(i) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition in excess of $200,000 in the aggregate in any single Fiscal Year, in an amount equal to 100% of such Net Cash Proceeds;

(ii) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Stock of any Loan Party (excluding (A) any issuance of Permitted Capital Stock of the Company pursuant to any employee or director option program, benefit plan, or compensation program, up to an aggregate amount of $200,000 in any Fiscal Year, (B) any issuance of Permitted Capital Stock of the Company, the Net Cash Proceeds of which are used by the Company to make Financed Capital Expenditures, and (C) the issuance of any Capital Stock pursuant to Section 11.5(d)) in an amount equal to 100% of all such Net Cash Proceeds received by the Loan Parties after the Closing Date;

(iii) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of all such Net Cash Proceeds; and

(iv) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Insurance Proceeds as a result of an Event of Loss, if the aggregate amount of such Net Cash Proceeds received by the Loan Parties in connection with such Event of Loss and all other Events of Loss occurring during the current Fiscal Year exceeds $200,000.00, in an amount equal to 100% of such excess; provided, that, if no Event of Default exists at the time of receipt of any such Net Cash Proceeds, subject to the prior written approval of the Administrative Agent in its reasonable discretion, such prepayment shall not be required to the extent the Company reinvests the Net Cash Proceeds of such Event of Loss in productive assets useful in the business of the Company or any of its Subsidiaries within 90 days after the date of such Event of Loss or enters into a binding commitment therefor within said 90 day period and promptly thereafter makes such reinvestment.

(b) Until Term Loan C shall have been Paid in Full, notwithstanding Section 6.2(a)(ii) above, the Company shall prepay Term Loan C in an amount not less than $3,500,000.00 plus any applicable MOIC concurrently with the receipt by any Loan Party of any Net Cash Proceeds from each issuance of Capital Stock of any Loan Party.

The Company will give the Administrative Agent at least five (5) Business Days’ prior written notice of each mandatory prepayment.

6.3 Application of Prepayments. All prepayments shall be applied as follows:

(a) first, to all fees (other than Premium) and expenses then due and owing to the Administrative Agent and the Lenders;

(b) second, to accrued and unpaid interest on Term Loan C;

(c) third, to any unpaid applicable MOIC then due and owing with respect to Term Loan C;

(d) fourth, to the remaining scheduled installments of principal of Term Loan C in the inverse order of maturity, unless an Event of Default exists, in which case the provisions of Section 7.2 shall be applicable with respect to application of the proceeds thereof;

(e) fifth, to accrued and unpaid interest on the Term Loan A;

(f) sixth, to any unpaid applicable Premium then due and owing with respect to the Term Loan A;

(g) last, to the remaining scheduled installments of principal of the Term Loan A in the inverse order of maturity, unless an Event of Default exists, in which case the provisions of Section 7.2 shall be applicable with respect to application of the proceeds thereof.

ARTICLE VII
MAKING AND PRORATION OF PAYMENTS; TAXES.

7.1 Making of Payments. All payments of principal or interest on the Loans, and of all fees and expenses, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than 2:00 p.m., New York time, on the date due; and funds received after that hour in the discretion of the Administrative Agent may be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2 Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Section 6.3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender from the Company, any Loan Party, or as proceeds from the sale of, or other realization upon, all or any part of the Collateral or their other assets shall be applied prior to an acceleration of the Obligations as the Administrative Agent shall determine in its discretion, or, in the absence of a specific determination by the Administrative Agent, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, counterclaim, or otherwise), on account of principal of or interest on any Loan, but excluding any payment pursuant to Section 8.2 or 15.5, in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans then held by them, then such Lender shall notify the Administrative Agent, in writing, of such fact, and shall purchase (for cash at face value) from the other Lenders such participations in the Loans held by them, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (b) the provisions of this paragraph shall not be construed to apply to (i) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement, or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Assignee or Participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

7.5 Setoff. All payments made by the Company hereunder or under any Loan Document shall be made without setoff, counterclaim, or other defense. The Company, for itself and each other Loan Party, agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Company, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Company and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company and each other Loan Party then or thereafter with the Administrative Agent or such Lender.

7.6 Taxes.

7.6.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

7.6.2 Payment of Other Taxes by the Company. Without limiting the provisions of Section 7.6.1 above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

7.6.3 Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender, within five (5) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.6) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

7.6.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Administrative Agent.

7.6.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

7.6.6 Compliance with FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.6.6, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

7.6.7 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 7.6.7.

7.6.8 Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 7.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

ARTICLE VIII
INCREASED COSTS

8.1 Increased Costs.

8.1.1 Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 7.6 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

8.1.2 Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

8.1.3 Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 8.1.1 or 8.1.2 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

8.1.4 Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

8.2 Mitigation of Circumstances; Replacement of Lenders.

8.2.1 Mitigation of Circumstances. If any Lender requests compensation under Section 8.1, or requires the Company to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.6, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.1 or Section 7.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

8.2.2 Replacement of Lenders. If any Lender requests compensation under Section 8.1, or if the Company is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.6 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 8.2.1, or if any Lender is a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 15.5;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.6, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

8.3 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, and termination of this Agreement.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans, until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, each Loan Party (and, to the extent applicable, Parent), jointly and severally, represents and warrants to the Administrative Agent and the Lenders that:

9.1 Organization; Locations of Executive Office; FEIN. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Schedule 9.1 sets forth as of the Closing Date (a) the jurisdiction of organization of each Loan Party, (b) each Loan Party’s chief executive office, (c) each Loan Party’s exact legal name as it appears on its organizational documents, (d) each Loan Party’s organizational identification number (to the extent such Loan Party is organized in a jurisdiction which assigns such numbers) and (e) each Loan Party’s federal employer identification number. Each Loan Party was formed in compliance with all applicable Laws. The Company owns and controls (i) no less than 100% of the voting and non-voting Capital Stock of each of T3FL, Nexogy, VerveTX and Next Level, (ii) voting Capital Stock of each of T3FL, Nexogy, VerveTX and Next Level in an amount sufficient to elect, or to have the right and power to designate, at least a majority of the Board of each of T3FL, Nexogy, VerveTX and Next Level, and (iv) directly or indirectly, owns and controls 100% of each class of the outstanding Capital Stock of any other Subsidiary. The Parent owns and controls (i) no less than 80.01% of the voting and non-voting Capital Stock of the Company, and the Minority T3NV Shareholders own, in the aggregate, 19.99% of the voting and non-voting Capital Stock of the Company and (ii) 100% of the voting and non-voting Capital Stock of Digerati Networks, Inc., a Texas corporation.

9.2 Equity Ownership; Subsidiaries. All issued and outstanding Capital Stock of each Loan Party are duly authorized and validly issued and free and clear of all Liens (except those in favor of the Administrative Agent), and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.2 sets forth as of the Closing Date the authorized Capital Stock of each Loan Party (including the Company), all of the issued and outstanding Capital Stock of each Loan Party and the legal and beneficial owners thereof. The Company and the Parent do not have and shall not have (after the Closing Date) Subsidiaries that are not Wholly-Owned Subsidiaries, except as otherwise described in Section 9.1. As of the Closing Date, except as set forth on Schedule 9.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Stock of any Loan Party.

9.3 Authorization; No Conflict. Each Loan Party and the Parent is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party and the Parent is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party and the Parent of each Loan Document to which it is a party, and the borrowings by the Company of the Loans, do not and will not, with respect to each Loan Party: (a) require any consent or approval of, or any filing with, any Governmental Authority (other than any consent or approval which already has been obtained and is in full force and effect, or any action or filing which has been taken), except for (i) certain filings to establish and perfect the Liens in favor of the Administrative Agent, (ii) filing of certain of the Loan Documents with any Governmental Authority, (iii) any State Regulatory Agency or any other Governmental Authority authorizations and filings required from time to time in the ordinary course of business of the Loan Parties, and (iv) for any State Regulatory Agency or any other Governmental Authority approvals in connection with the exercise of certain rights or remedies under the Loan Documents; (b) (i) contravene any provision of law, (ii) contravene or result in a default under the charter, by-laws, limited liability company agreement or other organizational documents of any Loan Party or the Parent or any of the Equity Documents, or (iii) violate, conflict with, or result in a breach of any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or the Parent or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party, other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents.

9.4 Validity and Binding Nature. Each of this Agreement, each other Loan Document to which any Loan Party or the Parent is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

9.5 Financial Condition. The audited consolidated financial statements of the Company and the Subsidiaries of the Company (with the exception of Nexogy) at the time of such financial statements, for the twelve-month period ending December 31, 2019, copies of each of which have been delivered to each Lender, were prepared in accordance with the Company’s past accounting practices consistently applied and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended. The projections of the future operations of the Loan Parties provided by the Company to the Lenders prior to the Closing Date are based on assumptions believed by the Company to be reasonable in light of current facts and circumstances and represent the best estimates of the Company as of the Closing Date of the future financial performance of the Loan Parties, it being acknowledged by the Administrative Agent and the Lenders that such financial projections are no guarantee of future results, that actual financial performance may differ from that projected, and that the projections are subject to the uncertainty inherent in any financial projection.

9.6 No Material Adverse Change. Since December 31, 2019, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties, individually or in the aggregate.

9.7 Litigation and Contingent Liabilities. No litigation, arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of the Company, threatened against any Loan Party or the Parent which could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any Loan Party has any Contingent Liabilities which could reasonably be likely to have a Material Adverse Effect.

9.8 Ownership of Properties; Liens. Each Loan Party and the Parent owns good and, in the case of real property, marketable, title to, or holds valid leasehold interests in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), except for Permitted Liens. There are no financing statements, mortgages or similar documents executed by the Company or any of its Subsidiaries or of public record against the Company or any of its Subsidiaries, except with respect to Permitted Liens.

9.9 Business, Property and Licenses of the Loan Parties.

9.9.1 Business and Property. Upon the Closing the Company will be the owner or lessee of all property and will hold, or will hold the Capital Stock of a Subsidiary which holds, all licenses and permits necessary to conduct the Company operations, in each case in conformity in all material respects with all applicable laws. The Company does not engage or propose to engage in any business activity, and does not own any property, other than its ownership of the Capital Stock of its Subsidiaries and activities and property incidental and ancillary to maintenance of its existence as an entity and its status as a holding company.

9.9.2 Business Locations. There is set forth in Schedule 9.9.2 the common address, as of the Closing Date, of the chief executive office of each Loan Party and the places where each Loan Party’s books and records are kept. Schedule 9.9.2 indicates whether such location is owned or leased by a Loan Party. If such location is owned, there is attached to Schedule 9.9.2 a complete and accurate legal description of such real property. If such location is leased, there is set forth in Schedule 9.9.2 a description of such lease, including the date of such lease, the landlord’s name and address, the monthly rent due under such lease, and the remaining term and expiration date of such lease. Each such lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by the applicable Loan Party, or, to the knowledge of the Company, any other party thereto, and no claims of default have been asserted in writing with respect thereto. To the Company’s knowledge, the present and contemplated use of its owned and leased real estate is in compliance in all material respects with applicable zoning ordinances and other laws and regulations.

9.9.3 Equipment. All of the equipment now owned, or which will be owned by any Loan Party on the Closing Date, are, or upon the acquisition thereof on the Closing Date, will be, in good operating condition and repair (normal wear and tear excepted), and have been used, operated and maintained in compliance in all material respects with applicable laws and regulations.

9.9.4 Intellectual Property. The Loan Parties own and possess or have valid licenses or other rights to use all patents, trademarks, trade names, service marks and copyrights as are necessary for the conduct of their business, without any infringement upon rights of others.

9.9.5 Accounts. Schedule 9.9.5 lists all banks and other financial institutions at which any Loan Party maintains any deposit, securities, and other accounts as of the Closing Date, and correctly identifies the name, address and any other relevant contact information with respect to each bank or other financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

9.9.6 Material Contracts. All Material Contracts to which any Loan Party is a party as of the Closing Date, are described on Schedule 9.9.6. The Company has delivered true and correct copies of each such Material Contract to the Administrative Agent. Except as set forth on Schedule 9.9.6, as of the Closing Date each such Material Contract is in full force and effect, each party has made all payments due thereunder on a timely basis, and no party is in breach or default of its obligations thereunder. Attached to Schedule 9.9.6 is a copy of the Company’s standard form customer contract.

9.10 Insurance. Set forth on Schedule 9.10 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any of its Subsidiaries). Each Loan Party and its properties are insured with financially sound and reputable insurance companies with at least an “A” rating by Best’s Rating Services which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.11 Labor Matters. No Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the knowledge of the Company, threatened strikes, lockouts or other labor disputes involving any Loan Party. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.12 Pension Plans. No Loan Party is a party or subject to any Plan.

9.13 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.14 Public Utility Holding Company Act. No Loan Party is a “holding company”, or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005.

9.15 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.16 Foreign Assets Control Regulations and Anti-Money Laundering. No Loan Party is (a) a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) a person who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. The Loan Parties are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.17 Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. To the extent required by GAAP, the Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. None of the tax returns of the Loan Parties are under audit.

9.18 Compliance with Laws. Each Loan Party and the Parent is in compliance with all applicable laws, rules, and regulations, and neither the Parent nor any Loan Party is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Authority, except to the extent non-compliance or default could not reasonably be expected to have a Material Adverse Effect. No material condemnation, eminent domain or expropriation has been commenced or, to the knowledge of the Company, threatened against the property which the Loan Parties will own upon the Closing. The Company shall take, and cause each of its Subsidiaries to take, such actions as are necessary or as the Administrative Agent may request from time to time to ensure that each Loan Party and the Parent is in compliance with all applicable laws, rules, and regulations.

9.19 Environmental Matters. The on-going operations of each Loan Party comply in all material respects with all Environmental Laws. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations and for their reasonably anticipated future operations, and each Loan Party is in compliance in all material respects with all terms and conditions thereof. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local Governmental Authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or relating to any waste disposal, of any Loan Party that could reasonably be expected to result, whether arising from activities occurring before, on, or after the date hereof, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.20 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

9.21 Solvency. On the Closing Date, and immediately prior to and after giving effect to the making of each Loan hereunder and the use of the proceeds thereof, with respect to the Company and its Subsidiaries, individually and in the aggregate, (a) the fair value of their assets is greater than the amount of its liabilities (including disputed, contingent and un-liquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and un-liquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

9.22 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party or the Parent to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party or the Parent to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.23 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Company or any of its Subsidiaries of any Debt hereunder or under any other Loan Document.

9.24 Contracts with Affiliates. Except as set forth on Schedule 9.24, neither the Company nor any of its Subsidiaries is a party to any contract or agreement with any of its Affiliates other than its organizational documents. Each such contract or agreement is and will be on terms no less favorable to the Company than are reasonably obtainable from a Person which is not one of its Affiliates.

9.25 Trade and Customer Relations and Practices. Except as set forth on Schedule 9.25, as of the Closing Date, no material customer of any Loan Party has provided any Loan Party with written notice of termination, cancellation or material limitation of, or any materially adverse modification or change in, the business relationships of the Loan Parties or their respective business with any customer or any group of customers who are individually or in the aggregate material to the business of the Loan Parties, and to the Loan Parties’ knowledge, there exists no present condition or state of facts or circumstances that would reasonably be expected to have a Material Adverse Effect or prevent the Loan Parties from conducting their business after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

9.26 Brokers; Financial Advisors. Except as set forth on Schedule 9.26, no broker’s or finder’s or placement fee or commission will be payable to any broker, financial advisor or agent engaged by the Loan Parties or any of their officers, directors or agents with respect to the Loans, except for fees payable to the Administrative Agent and Lenders hereunder.

9.27 Related Agreements.

(a) The Company has heretofore furnished the Administrative Agent a true and correct copy of the Related Agreements.

(b) Each Loan Party and, to the Company’s knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

(c) The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to the Company’s knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect.

(d) The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States or of any state or other applicable jurisdiction, or any order, judgment or decree of any Governmental Authority binding on any Loan Party or, to the Company’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to the Company’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e) No statement or representation made in the Related Agreements by any Loan Party or, to the Company’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

9.28 Subordinated Debt. No Loan Party has any Subordinated Debt other than the Approved Subordinated Debt.

9.29 Warrant Consideration. Parent and each Loan Party acknowledges that the Company is a Subsidiary of Parent and it is to the direct and indirect financial benefit of the Parent that the Lenders provide the Loan to the Company.

9.30 Public Company Reporting Compliance. The Parent is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months. The Parent has made available to the Administrative Agent through the EDGAR system, which is available on www.sec.gov, true and complete copies of each of the Parent’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K (collectively, the “SEC Filings”). The SEC Filings, when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All registration statements and other materials filed by the Parent under the Securities Act of 1933, as amended (the “Securities Act”), when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Parent and each of its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Parent and the Subsidiaries.

9.31 Existing Convertible Debt. (a) All Existing Convertible Debt is described in the Capitalization Summary; (b) the Administrative Agent has received complete copies of all Existing Convertible Loan Documents in existence as of the Third Forbearance Agreement Closing Date; (c) the Parent has no Convertible Debt other than the Existing Convertible Debt; and (d) all Existing Convertible Debt is subject to the Extension and Forbearance Agreements as of the Third Forbearance Agreement Closing Date.

9.32 Parent Debt. The Parent has not created, incurred, assumed or suffered to exist any Debt, except the Existing Convertible Debt and such other Debt described on Schedule 9.32.

9.33 Specified Financing Documents. The Administrative Agent has received complete copies of all Specified Financing Documents in existence as of the Third Forbearance Agreement Closing Date.

ARTICLE X
AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, each Loan Party (and, to the extent applicable, Parent) covenants and agrees, jointly and severally, that, unless at any time the Required Lenders expressly shall consent otherwise in writing, it will:

10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

10.1.1 Annual Report. Promptly when available and in any event within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending 2020) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated and consolidating balance sheets, statement of stockholders equity, and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by any “Big Four” or other nationally recognized independent accounting firm or by any other independent auditor of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent, together with an unaudited comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year. Notwithstanding the foregoing, Nexogy shall be required to produce such annual audit report beginning with the Fiscal Year ending 2021.

10.1.2 Monthly Reports. Promptly when available and in any event within 30 days after the end of each Fiscal Month (including the last Fiscal Month of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated and consolidating statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Month, together with a (i) comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, prepared in accordance with GAAP and certified by a Senior Officer of the Company, and (ii) a run of key performance indicators for such Fiscal Month.

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of monthly reports pursuant to Section 10.1.2 for the last month in each Fiscal Quarter, a duly completed compliance certificate in the form of Exhibit C, with appropriate insertions, dated the date of such annual report or such quarterly report and signed by a Senior Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.12 and, for the purposes of Section 10.17, the Total Leverage Ratio, and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, and (ii) a written statement of the Company’s management setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations.

10.1.4 Material Contracts. The Company will comply in all material respects with the material terms and conditions of each Material Contract.

10.1.5 Notice of Default, Litigation; ERISA Matters, Other Material Changes. Promptly, but in no event later than three (3) Business Days after any Loan Party or the Parent becomes aware of any of the following, written notice describing the same and the steps being taken by such Loan Party or the Parent affected thereby with respect thereto:

(a) the occurrence of an Event of Default or Unmatured Event of Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or the Parent or to which any of the properties of any thereof is subject;

(c) the occurrence of any pending or threatened in writing labor dispute, strike, walkout, or union organizing activity with respect to any employees of a Loan Party or the Parent;

(d) any material change in accounting policies or financial reporting practices by any Loan Party or the Parent, any intention on the part of the Loan Parties to discharge the Loan Parties’ present independent accountants or any withdrawal or resignation by such independent accountants from acting in such capacity;

(e) any change in employment or the termination of any Loan Parties’ chief executive officer, chief financial officer or chief operating officer (without regard to the title or titles actually given to any such Person performing the duties customarily performed by officers with such titles);

(f) the occurrence of any bankruptcy, insolvency, reorganization of any Loan Party or the Parent, or the appointment of any trustee in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence;

(g) any material written claim for indemnification made under or pursuant to any Acquisition Document;

(h) any cancellation or material change (other than renewals of existing policies) in any insurance maintained by the Company or any of its Subsidiaries; or

(i) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.

10.1.6 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

10.1.7 Aging Reports. Within 30 days of the end of each month, an accounts receivable and accounts payable aging report in such detail as the Administrative Agent or the Required Lenders reasonably may request.

10.1.8 Projections. As soon as practicable, and in any event not later than 45 days after the commencement of each Fiscal Year, consolidated and consolidating financial projections for the Company and its Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) and through and including the Fiscal Year in which the Maturity Date occurs in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions; provided, however, that such projections shall be recast on a pro forma basis in respect of each contemplated Permitted Acquisition, and delivered to the Administrative Agent at least 30 days prior to each contemplated closing date.

10.1.9 Changes in Name or Jurisdiction of Organization. Prompt notice of any change in the name or jurisdiction of organization of any Loan Party.

10.1.10 Other Information. Promptly from time to time, such other information and reports concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

10.2 Books, Records and Inspections. Keep, and cause each of its Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of interim financial statements in accordance with GAAP, and the preparation of annual audited financial statements in accordance with GAAP; permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any representative thereof to inspect its properties and operations; and permit, and cause each of its Subsidiaries to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at its expense, photocopy extracts from) any of its books or other records; and permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any representative thereof to inspect the Collateral and other tangible assets of the Company and its Subsidiaries, and to inspect, examine, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral and their other assets. Such inspections or examinations by the Administrative Agent shall be at the Company’s expense, provided that so long as no Event of Default or Unmatured Event of Default exists and is continuing, the Company shall not be required to pay and/or reimburse the Administrative Agent for inspections or examinations more frequently than two times each Fiscal Year after the Closing Date. Any Lender may accompany the Administrative Agent in connection with any inspection or examination at such Lender’s expense. In the event the Administrative Agent determines that obtaining appraisals and/or valuations of any of the Collateral or other assets of the Loan Parties is necessary in order for the Administrative Agent or any Lender to comply with applicable laws or regulations or its own internal guidelines, or at any time if an Event of Default or Unmatured Event of Default has occurred and is continuing, the Company shall permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent or any representative thereof, to perform appraisals and/or valuations of the Collateral and its other assets. Such appraisals and/or valuations shall be at the Company’s expense, provided that so long as no Event of Default or Unmatured Event of Default exists and is continuing, the Company shall not be required to pay and/or reimburse the Administrative Agent for more than one such appraisal and/or valuation every twelve months after the Closing Date.

10.3 Maintenance of Property; Insurance; Casualty and Condemnation.

(a) Keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Maintain, and cause each of its Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon the reasonable request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. At all times, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, the Key Man Life Insurance, and business interruption insurance reasonably acceptable to the Administrative Agent. The Company shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) naming the Administrative Agent as an additional insured with respect to each policy of liability insurance and showing the Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Administrative Agent is authorized, but not obligated, as the attorney-in-fact for the Company, and for each of its Subsidiaries, prior to the occurrence of an Event of Default, with the Company’s consent (which consent shall not be unreasonably withheld) and after the occurrence and during the continuance of an Event of Default, without the Company’s or any of its Subsidiaries’ consent, (i) to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of the Company or any other Loan Party and the Administrative Agent, and (iii) to endorse the Company’s or any of its Subsidiaries’ name upon any instrument in payment thereof. Such power granted to the Administrative Agent shall be deemed coupled with an interest and shall be irrevocable (until all of the Obligations are Paid in Full). The Company shall or shall cause any other Loan Party upon request of the Administrative Agent at any time to furnish to the Administrative Agent updated evidence of insurance.

(c) The Loan Parties (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any material part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that, to the extent required by the terms of this Agreement, the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with Section 6.2(d) and Section 6.3.

10.4 Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities.

10.4.1 Compliance with Laws; OFAC/BSA Provision. (a) Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each of its Subsidiaries to ensure, that no person who owns a controlling interest in or otherwise controls the Company or any of its Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and (d) will not use any part of the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.4.2 Payment of Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, prior to delinquency, all taxes and other governmental charges against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Company or any of its Subsidiaries to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP; and, in the case of a claim which could become a Lien on any of the Collateral or any other asset of the Company or any of its Subsidiaries, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of any Collateral or other assets of the Company or any other Loan Party to satisfy such claim.

10.5 Maintenance of Existence; Qualifications. Maintain and preserve, and (subject to Section 11.4) cause each of its Subsidiaries to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (in each such case, other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6 Use of Proceeds. Use all of the proceeds of (a) the Closing Date Loans solely to (i) fund the ActivePBX Acquisition and the Nexogy Acquisition, (ii) provide growth capital, and (iii) pay for transaction fees and expenses; and (b) all of the proceeds of Term Loan C solely to (i) fund the Next Level Acquisition, (ii) provide growth capital, and (iii) pay for transaction fees and expenses.

10.7 Licenses and Permits. Hold and maintain all licenses and permits from each Governmental Authority necessary to conduct the business operations of each Loan Party, in each case in conformity in all material respects with all applicable laws.

10.8 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company shall, or shall cause its applicable Subsidiary, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets for their then current use. Without limiting the generality of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance at any real property of any Loan Party (whether owned or leased). The Company shall, and shall cause each of its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating, to the Company’s knowledge, in compliance with Environmental Laws.

10.9 Future Leases; Future Acquisitions of Real Estate. Deliver to the Administrative Agent concurrently with the (i) execution by the Company or any of its Subsidiaries of any contract relating to the purchase or lease by it of real property, an executed copy of such contract or lease, and (ii) closing of the purchase of such real property, or taking of possession of the leased premises, as applicable, (A) a Mortgage on such real property or leasehold estate, (B) a lender’s policy of title insurance, issued by a title insurer and in such form and amount and containing such endorsements as shall be satisfactory to the Administrative Agent, (C) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title insurer issuing such policy to eliminate any survey exceptions to such policy, and (D) such appraisals, environmental assessments, Landlord’s Agreements, and other documents and assurances with respect to such real property as the Administrative Agent reasonably may require.

10.10 Further Assurances. Take, and cause each of its Subsidiaries to take, such actions as are necessary or as the Administrative Agent or the Required Lenders reasonably may request from time to time to ensure that the Obligations of the Company and each of its Subsidiaries under the Loan Documents are secured by a fully perfected, first priority Lien on substantially all of the assets of the Company and each domestic Subsidiary as well as all Capital Stock of each domestic Subsidiary and 65% of all Capital Stock of each foreign Subsidiary, and guaranteed by each domestic Subsidiary, and including upon the acquisition or creation thereof, any domestic Subsidiary acquired or created after the Closing Date, in each case as the Administrative Agent may reasonably determine, including (a) the execution and delivery of joinders, guaranties, security agreements, pledge agreements (with respect to foreign Subsidiaries, 65% of all Capital Stock of such foreign Subsidiaries), mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

10.11 Deposit and Securities Accounts. Each Loan Party shall (a) maintain its deposit, checking and other operating accounts with a banking institution(s) reasonably acceptable to the Administrative Agent, and (b) execute and deliver to the Administrative Agent, and cause each of its Subsidiaries and each bank or other financial institution at which the Company or any Subsidiary maintains a deposit, securities, or other investment account to execute and deliver to the Administrative Agent, Control Agreement(s) covering all such accounts; provided, however, that the Loan Parties listed on Schedule 10.11 shall be permitted to maintain the deposit accounts listed on Schedule 10.11 without Control Agreements in respect thereof so long as the account balances associated with such deposit accounts do not exceed the amounts set forth on Schedule 10.11. Notwithstanding the foregoing, upon the occurrence of an Event of Default or an Unmatured Event of Default, the applicable Loan Party shall immediately cause all monies in any account listed on Schedule 10.11 to be transferred to a deposit account that is subject to a Control Agreement hereunder.

10.12 New Customer Contracts. Use the Company’s standard form customer contract for all new business, subject to commercially reasonable modifications thereof so long as such customer contracts (i) remain freely assignable by the Company, and (ii) retain their nature as “take-or-pay” contracts (i.e., as contracts not subject to reduction in the consideration payable to the Company thereunder for any reason, or to early termination by the customer thereunder for any reason, except in either case as a result of force majeure events, or to the extent the Company fails to perform its obligations under the contract or, in the case of early termination by the customer thereunder, except to the extent the customer remains obligated to pay the full amount of the consideration payable to the Company thereunder as if such termination had not occurred).

10.13 Board Observation. Until the Obligations are Paid in Full, each Loan Party will give the Administrative Agent notice of (in the same manner notice is given to directors, managers, governors or individuals acting in similar capacities), and permit up to two representatives of the Administrative Agent (collectively, the “Board Observer”) to attend as an observer (but with no voting rights), each meeting (whether telephonic or in-person) of such Loan Party’s board of directors, board of governors or managers, or other similar governing body, and each executive and other committee meetings thereof; provided, however, in connection with the foregoing, such Loan Party shall provide the Administrative Agent with any and all materials provided to the board of directors (or similar governing body) of such Loan Party with respect to each such meeting, at least 48 hours in advance of such meeting. Notwithstanding the foregoing, neither the Administrative Agent nor any such Board Observer designated shall have the right to receive (A) information directly and exclusively pertaining to strategy, negotiating positions or similar matters relating to the this Agreement (or other related documents or obligations), any refinancing or restructuring of the Obligations, or any other transaction or matter in which the Administrative Agent, Lenders or any of their respective Affiliates is adverse to the Company, (B) any information that would jeopardize or otherwise impair any Loan Party’s attorney-client privilege or (C) any information that would result in the disclosure of trade secrets or a conflict of interest. Neither the Administrative Agent nor any such Board Observer shall be entitled to be present (in-person or telephonically) at that portion of any meeting when any such information is discussed. The reasonable travel expenses incurred by the Board Observer in attending any board or committee meeting held in-person shall be promptly reimbursed by the Loan Parties to the Administrative Agent. Each Loan Party will cause its board of directors (or similar governing body) to meet telephonically or in-person not less often than once per Fiscal Quarter and in-person not less often than once per Fiscal Year. The Administrative Agent may elect, at its option, to have its Board Observer attend each meeting in-person or telephonically. Upon request of the Administrative Agent, the Loan Parties will participate in, and will use reasonable efforts to cause management personnel and their Affiliates to participate in, a meeting with Agent once during each calendar quarter, which meeting shall be held during normal business hours and at such place as may be reasonably requested by Agent or by conference call at the Administrative Agent’s discretion, to discuss, among other things, operating performance, strategy, business issues and any other matters reasonably requested by Agent.

10.14 Post-Closing Covenants. The Company shall satisfy each of the following post-closing conditions set forth below within such condition’s prescribed time period; provided that such conditions may be waived and/or time periods extended by the Administrative Agent in its sole discretion:

(a) As soon as practicable and in any event not later than ten (10) Business Days after the Closing Date, the Company shall deliver to the Administrative Agent all certificates and instruments representing or evidencing any certificated Pledged Interests (as defined in the Pledge Agreement), and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank;

(b) As soon as practicable and in any event not later than thirty (30) days after the Closing Date, the Company shall obtain Landlord Agreements from the lessor of each leased location set forth on Schedule 10.14(a) and each shall be reasonably satisfactory in form and substance to Administrative Agent;

(c) As soon as practicable and in any event not later than thirty (30) days after the Closing Date, the applicable Loan Party shall have closed each of the deposit accounts listed on Schedule 10.14(b) and shall provide appropriate documentation to Administrative Agent to evidence the foregoing; and

(d) As soon as practicable and in any event not later than thirty (30) Business Days after the Closing Date, the Company shall deliver to the Administrative Agent evidence reasonably satisfactory in form and substance to Administrative Agent that Digerati Networks, Inc., a Texas corporation, has been dissolved.

10.15 Public Company Reporting Compliance. Until all Obligations are Paid in Full, the Parent shall file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable. The Parent (i) has made available to the Administrative Agent through the EDGAR system, which is available on www.sec.gov, true and complete copies of each of the Parent’s SEC Filings, (ii) shall maintain full compliance with the reporting requirements of Section 13 or 15(d) of Exchange Act, as applicable and (iii) will make available to the Administrative Agent through the EDGAR system, which is available on www.sec.gov, true and complete copies of its SEC Filings. The Parent shall ensure that (A) all of its SEC Filings comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (B) the SEC Filings do not contain any untrue statement of material facts or omit to state any material facts required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Parent in accordance with the terms and conditions of the Securities Act and the Exchange Act shall be timely filed, together with all exhibits required to be filed therewith.

10.16 Nexogy Indemnity Obligation. Contemporaneously with the furnishing of any financial information to Nexogy (or any related seller party under the Nexogy Acquisition Documents) pursuant to the indemnity obligation described in the Twelfth Amendment to the Nexogy Acquisition Agreement dated as of the date hereof (the “Nexogy Indemnity Obligation”), or immediately upon request by the Administrative Agent in its discretion, the Company shall provide the Administrative Agent with such financial information (and any other information requested by the Administrative Agent) to allow the Administrative Agent to verify the Company’s compliance with the Nexogy Indemnity Obligation. If (i) the Company receives any payments pursuant to the Nexogy Indemnity Obligation or (ii) the Administrative Agent determines in its sole discretion that the Company is owed payments pursuant to the Nexogy Indemnity Obligation, then as soon as practicable and in any event not later than one (1) Business Day after receipt of any such payments or not later than one (1) Business Day after notice from the Administrative Agent that the Company is owed such payments, as applicable, the Company shall forward such amounts or such owed amounts, as applicable, to a deposit account that is subject to a Control Agreement hereunder (or to such other account as the Administrative Agent may request in writing to the Company).

10.17 Financial Advisor. Effective as of the Fourth Amendment Closing Date, the Administrative Agent shall have the right to appoint a financial advisor at the Company’s sole cost and expense. The financial advisor shall be chosen by the Administrative Agent, in consultation with the Company (provided that the choice of financial advisor remains at the Administrative Agent’s sole discretion), to review, analyze and advise on the Loan Parties’ financial performance and to perform all other duties customarily performed by financial advisors. The budget for the financial advisor shall be approved jointly by the Administrative Agent and the Company, which approval of the Company shall not be unreasonably withheld, conditioned or otherwise delayed (provided, however, that if an Event of Default occurs or is deemed to have occurred, the budget for the financial advisor shall be approved by the Administrative Agent in its sole discretion). The Administrative Agent may communicate with the financial advisor directly and routinely, whether through calls, in-person meetings and/or electronic communications, and the Administrative Agent shall be entitled to receive complete copies of all electronic and written materials generated by the financial advisor. The Loan Parties’ failure to cooperate fully with any financial advisor shall constitute an Event of Default. The Administrative Agent’s right to appoint a financial advisor shall expire automatically once the Total Leverage Ratio of the Loan Parties is less than 4.5 to 1.0 for any Fiscal Quarter, to be measured as of the last day of each Fiscal Quarter, and as shown in the monthly reports and the Compliance Certificates delivered to the Administrative Agent pursuant to Sections 10.1.2 and 10.1.3, respectively.

10.18 Notice of Commitments. The Company shall notify the Administrative Agent promptly of any financing commitments, proposals, term sheets or other offers to lend money that are issued to the Parent.

10.19 Existing Convertible Loan Documents. The Company shall deliver (or cause to be delivered) to the Administrative Agent (a) the full details of any proposed amendment, modification, supplement or waiver to the Existing Convertible Loan Documents before any such amendment, modification, supplement or waiver is executed, and (b) notice of the conversion of Parent’s Capital Stock under the Existing Convertible Loan Documents.

10.20 [Reserved].

10.21 MNPI. If the Administrative Agent and/or any Lender has elected not to receive material nonpublic information (“MNPI”) from the Company or Parent during any period during which the Company or Parent is obligated under this Agreement to deliver any notice to the Administrative Agent and/or any Lender, which notice would include MNPI, the Company agrees hereby (a) to inform the Administrative Agent and Lenders of its obligation to deliver the aforementioned notice to the Administrative Agent and Lenders (without furnishing any MNPI to the Administrative Agent or Lenders), and (b) within three (3) Business Days after its receipt of such information, the Administrative Agent and/or any Lender (as applicable) shall inform the Company whether it elects to receive such notice.  If the Administrative Agent or any Lender so informs the Company of its election to receive such notice, the Company or Parent shall deliver such notice in accordance with the terms of this Agreement.  If the Administrative Agent and/or any Lender so informs the Company of its election not to receive such notice, then the Company and Parent shall not deliver such notice to the Administrative Agent or any Lender, and the Administrative Agent and Lenders shall have waived their rights to receive delivery of such notice.  Notwithstanding the foregoing, any election by the Administrative Agent and Lenders to waive their right to receive delivery of any notice shall apply only with respect to the specific notice referenced in the aforementioned information furnished by the Company or Parent and not to any subsequent notice.

ARTICLE XI
NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, each Loan Party (and, to the extent applicable, Parent) jointly and severally agrees that, unless at any time the Required Lenders expressly shall consent otherwise in writing, it will:

11.1 Debt. Each Loan Party and the Parent shall not, and not permit any of its Subsidiaries to, create, incur, assume or suffer or permit to exist any Debt, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) Debt of the Company or any of its Subsidiaries secured by Liens permitted by Section 11.3(e), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $175,000;

(c) Debt of the Company to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to the Company or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Company hereunder in a manner satisfactory to the Administrative Agent;

(d) Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.4;

(e) Contingent Liabilities of the Company and/or its Subsidiaries in respect of Debt of the Company or its domestic Wholly-Owned Subsidiaries permitted by this Section 11.1;

(f) Hedging Obligations approved in writing by the Administrative Agent for bona fide hedging purposes and not for speculation;

(g) Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(h) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the Loans hereunder);

(i) the Debt to be assumed in connection with a Permitted Convertible Note Offering;

(j) Approved Subordinated Debt; and

(k) the Specified Financing in the principal amount of up to $2,000,000, subject at all times to the Specified Financing Intercreditor Agreement.

11.2 Future Acquisition Subordinated Debt. Each Loan Party and the Parent shall not, and not permit any of its Subsidiaries to, create, incur, assume or suffer or permit to exist any Subordinated Debt in connection with future acquisitions by the Company or any Subsidiary unless approved by the Administrative Agent in its sole discretion.

11.3 Liens. Each Loan Party and the Parent shall not, and not permit any of its Subsidiaries to, create or suffer or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for taxes, fees, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business, such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c) Liens described on Schedule 11.3 as of the Closing Date;

(d) attachments, appeal bonds, judgments, and other similar Liens with respect to which no Event of Default would exist, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted;

(e) subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party or the Parent (and not created in contemplation of such acquisition), and (iii) Liens that constitute purchase money security interests in an amount not to exceed $25,000 in the aggregate on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or the Parent or which materially reduce the value of the affected property;

(g) Liens granted to the Administrative Agent under or in connection with any Loan Document;

(h) the right of set-off in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(i) rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement and filed as a precautionary filing, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease; and

(j) Liens in favor of the Specified Financing Provider granted by the Company pursuant to the Specified Financing Documents and subject at all times to the Specified Financing Intercreditor Agreement.

11.4 Restricted Payments. Each Loan Party shall not, and not permit any of its Subsidiaries to, make any Restricted Payments, except:

(a) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary, in the ordinary course of business;

(b) Tax Distributions by its Subsidiaries to the Company, and conforming distributions from the Company to its equity holders;

(c) any payment with respect to the earnout obligation pursuant to Section 2.1(iii) of the ActivePBX Acquisition Agreement so long as no Event of Default or Unmatured Event of Default exists or would result from a distribution in respect of such earnout obligation; and

(d) any payment with respect to (i) the earnout obligation pursuant to Section 3.03 of the Skynet Acquisition Agreement and (ii) the contingent payment obligation pursuant to Section 3.04 of the Skynet Acquisition Agreement, each so long as no Event of Default or Unmatured Event of Default exists or would result from a distribution in respect of such earnout obligation or contingent payment obligation and so long as each such payment is at all times subject to the applicable Subordination Agreement; and

(e) any payment with respect to the Adjustable Note and the Convertible Note (each as defined in the Next Level Acquisition Agreement) so long as no Event of Default or Unmatured Event of Default exists or would result from a payment with respect thereto and so long as each such payment is at all times subject to the applicable Subordination Agreement.

For the avoidance of doubt, no Loan Party shall make any Restricted Payments to Parent unless at any time the Required Lenders expressly shall consent otherwise in writing

11.5 Mergers, Consolidations, Sales. Each Loan Party shall not, and not permit any of its Subsidiaries to, (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Stock of any class of, or any partnership or joint venture interest in, any other Person, including by way of any divisive merger or the division of a Loan Party into two or more limited liability companies; (ii) sell, transfer, convey or lease all or any substantial part of its assets; (iii) sell or assign with or without recourse any receivables; (iv) issue or sell any Capital Stock; or (v) enter into any agreement for any of the foregoing, except for:

(a) mergers, consolidations, sales, transfers, conveyances, leases or assignments of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary of the Company any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Stock of any Wholly-Owned Subsidiary;

(b) Dispositions of inventory, excess equipment, and obsolete equipment in the ordinary course of business;

(c) Dispositions of Cash in the ordinary course of business; and

(d) the Company may issue (i) Permitted Capital Stock pursuant to any employee or director option program, benefit plan, or compensation program (all as permitted by the Administrative Agent in its reasonable discretion), and (ii) Capital Stock pursuant to equity investments in the Company by the Parent in the aggregate amount of up to $5,000,000 for growth initiatives (as determined by the Administrative Agent in its sole discretion) so long as no Event of Default or Unmatured Event of Default exists, would result absent such issuance, or would result from such issuance.

11.6 Modification of Certain Documents or Organizational Form. Each Loan Party shall not (i) permit its certificate of formation, articles or organization, charter, by-laws or other organizational document or the Equity Documents to be amended or modified in any way, and not permit the certificate of formation, charter, by-laws, or other organizational documents of any of its Subsidiaries to be amended or modified in any way, including any provision regarding any preferred Capital Stock; (ii) change, or allow any of its Subsidiaries to change, its state of formation or its organizational form; or (iii) directly or indirectly become obligated to pay any management or other fees to any of its Affiliates.

11.7 Transactions with Affiliates. Each Loan Party shall not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates either (a) without prior written notice to the Administrative Agent or (b) which is on terms which are less favorable than are reasonably obtainable from any Person which is not one of its Affiliates.

11.8 Inconsistent or Restrictive Agreements. Each Loan Party shall not, and not permit any of its Subsidiaries to, enter into, or be a party to, any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party to (i) pay dividends or make other distributions to another Loan Party, or pay any Debt owed to a Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) restrictions or conditions imposed by any agreement relating to purchase money Debt and Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (B) customary provisions in leases and other contracts restricting the assignment thereof, and (C) agreements entered into by a Loan Party in the ordinary course of business containing customary provisions restricting the assignment of such agreements.

11.9 Business Activities. Each Loan Party shall not, and not permit any of its Subsidiaries to, engage in any line of business other than providing unified communications as-a-service, broadband services and related managed services; provided that the Company shall not engage in any business or activity, or own any assets or properties, other than the ownership of the Capital Stock of its direct and indirect Subsidiaries and related ancillary activities; provided, further that that the Parent shall not engage in any business or activity, or own any assets or properties, other than the ownership of the Capital Stock of its direct and indirect Subsidiaries and related ancillary activities.

11.10 Investments. Each Loan Party shall not, and not permit any of its Subsidiaries to, make or permit to exist, or enter into, or permit any of its Subsidiaries to enter into, any agreement to make, any Investment in any other Person, except the following:

(a) contributions by the Company to the capital of any domestic Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations as required by this Agreement;

(b) to the extent constituting Investments, Debt permitted by Section 11.1;

(c) Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.3;

(d) bank deposits in the ordinary course of business to the extent permitted by this Agreement;

(e) Investments in securities of account debtors received in connection with the settlement of delinquent Accounts in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors (which, if requested by the Administrative Agent or the Required Lenders, the Administrative Agent shall be granted a first priority perfected Lien on such Investments);

(f) loans and advances to employees in the ordinary course of business not to exceed $25,000 in the aggregate at any time outstanding; and

(g) Investments listed on Schedule 11.9 as of the Closing Date;

provided that no Investment otherwise permitted by this section shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

11.11 Fiscal Year. Each Loan Party shall not change its Fiscal Month, Fiscal Quarter or Fiscal Year from a calendar month, a calendar quarter, or a calendar year, respectively.

11.12 Financial Covenants.

11.12.1 [Reserved].

11.12.2. The Loan Parties acknowledge and agree that the following financial covenants were in effect immediately prior to the Third Forbearance Agreement Closing Date:

(i) Maximum Senior Leverage. The Loan Parties shall not, when evaluated on a consolidated basis amongst all Loan Parties collectively, suffer or permit the Senior Leverage Ratio for the Fiscal Quarter ending April 30, 2021 and for the last day of each subsequent Fiscal Quarter thereafter to exceed the amount set forth opposite such day:

Fiscal Quarter Ending:	Senior Leverage Ratio:
April 30, 2021	5.08 to 1.00
July 31, 2021	4.44 to 1.00
October 31, 2021	4.30 to 1.00
January 31, 2022	4.06 to 1.00
April 30, 2022	4.05 to 1.00
July 31, 2022	4.06 to 1.00
October 31, 2022	4.05 to 1.00
January 31, 2023	3.90 to 1.00
April 30, 2023	3.74 to 1.00
July 31, 2023	3.55 to 1.00
October 31, 2023	3.34 to 1.00

(ii) Minimum EBITDA. The Loan Parties shall, when evaluated on a consolidated basis amongst all Loan Parties collectively, have, as of the end of the Fiscal Quarter ending April 30, 2021 for the three (3) month period then ended on an annualized basis and as of the last day of each subsequent Fiscal Quarter thereafter for the three (3) month period then ended on an annualized basis, EBITDA of at least the amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending:	EBITDA:
April 30, 2021	$2,815,686
July 31, 2021	$3,257,141
October 31, 2021	$3,407,252
January 31, 2022	$3,650,662
April 30, 2022	$3,696,175
July 31, 2022	$3,719,589
October 31, 2022	$3,771,629
January 31, 2023	$3,945,065
April 30, 2023	$4,140,172
July 31, 2023	$4,394,867
October 31, 2023	$4,710,385

(iii) Minimum Liquidity. Each Loan Party shall not suffer or permit the Liquidity of the Company and its Subsidiaries (excluding any Liquidity of the Parent) to be less than $1,000,000.00 as of the end of the Fiscal Quarter ending January 31, 2021; (ii) $1,250,000.00 as of the end of the Fiscal Quarter ending April 30, 2021; (iii) $1,500,000.00 as of the end of the Fiscal Quarters ending July 31, 2021, October 31, 2021 and January 31, 2022; (iv) $2,000,000.00 as of the end of the Fiscal Quarters ending April 30, 2022 through to, and including, October 31, 2023.

(iv) Maximum Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures except Capital Expenditures of the Company and its Subsidiaries not exceeding $379,190.00 in the aggregate during any Fiscal Year.

(v) Minimum Fixed Charge Coverage Ratio. The Company and its Subsidiaries will have, as of the end of the Fiscal Quarter ending April 30, 2021 and as of the last day of each subsequent Fiscal Quarter thereafter through to, and including, October 31, 2023, a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00 (subject to adjustments in the first full twelve months of this Agreement as described in the definition of “Fixed Charge Coverage Ratio”).

(vi) Maximum Churn. The Company shall not suffer or permit the Churn of the Company to be greater than 2.00% at any time until the Third Forbearance Agreement Closing Date.

11.12.3. The following financial covenants are effective as of the Third Forbearance Agreement Closing Date:

(i) [Reserved].

(ii) Minimum Liquidity. Each Loan Party shall not suffer or permit the Liquidity of the Company and its Subsidiaries (excluding any Liquidity of the Parent) to be less than $750,000 as of the end of the Fiscal Quarter ending January 31, 2024 and as of the last day of each subsequent Fiscal Quarter thereafter.

(iii) Minimum Fixed Charge Coverage Ratio. The Company and its Subsidiaries will have, as of the end of the Fiscal Quarter ending January 31, 2024 and as of the last day of each subsequent Fiscal Quarter thereafter, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

(iv) Maximum Churn. The Company shall not suffer or permit the Churn of the Company to be greater than 3.00% at any time.

11.13. Unconditional Purchase Obligations. Each Loan Party shall not, and not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.14 Restrictions on Payment of Certain Debt. Each Loan Party shall not, and not permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease, prepay or repay any principal of, premium, if any, interest or other amount payable in respect of any Debt (other than (a) the Obligations, (b) as expressly permitted by this Agreement or the applicable Subordination Agreement with respect to the Approved Subordinated Debt, or (c) as expressly permitted by this Agreement or the Specified Financing Intercreditor Agreement with respect to the Specified Financing).

11.15 Cancellation of Debt. Each Loan Party shall not, and not permit any of its Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration in the ordinary course of business.

11.16 Restrictions on Subsidiaries. Each Loan Party shall not create or acquire any Subsidiaries unless the deliveries required by Section 10.10 are made and simultaneously with the creation or acquisition thereof the Administrative Agent has a first priority perfected Lien on all the Capital Stock of such Subsidiary and on all of such Subsidiary’s assets.

11.17 Change of Control. Each Loan Party shall not permit a Change of Control to occur.

11.18 Existing Convertible Debt. (a) The Existing Convertible Loan Documents shall not be amended, restated, supplemented or otherwise modified (including, without limitation, in connection with any extension, renewal or refinancing of an Existing Convertible Debt) without the Administrative Agent’s prior written consent, which consent may be withheld in the Administrative Agent’s sole discretion; (b) the Existing Convertible Debt shall not be increased, refinanced, supplemented, secured by any Liens or guaranteed at any time; and (c) the Existing Convertible Debt shall at all times remain subject to the terms of one or more Extension and Forbearance Agreements.

11.19 Specified Financing. (a) The Specified Financing Documents shall not be amended, restated, supplemented, extended or otherwise modified (including, without limitation, in connection with any extension, renewal or refinancing of the Specified Financing) without the Administrative Agent’s prior written consent, except as permitted by Section 5.3(a) of the Specified Financing Intercreditor Agreement; (b) the Specified Financing shall not be secured by any Liens or guaranteed by the Parent or any Loan Parties except for those Liens subject to the Specified Financing Intercreditor Agreement; and (c) the proceeds of the Specified Financing shall be used by the Company solely for (i) costs, fees and expenses incurred in connection with the closing of the Specified Financing, the payment of costs, fees and expenses incurred by the Administrative Agent and Lenders as specified in this Credit Agreement, including, without limitation, Attorney Costs, and the preparation, negotiation, execution and delivery of the Specified Financing Intercreditor Agreement, and (ii) subsequently, for general working capital purposes of the Company.

ARTICLE XII
EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans is subject to the following conditions precedent:

12.1 Initial Credit Extension. The obligation of the Lenders to make the Loans is, in addition to the conditions precedent specified in Section 12.3 and Section 12.4, subject to the conditions precedent that the Administrative Agent shall have received all of the following, each, where applicable, duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), and in form and substance satisfactory to the Administrative Agent (the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent is referred to herein as the “Closing Date”):

12.1.1 This Agreement. This Agreement.

12.1.2 Notes. A Note for each Lender who requests a Note.

12.1.3 Guaranty and Collateral Agreement. A counterpart of the Guaranty and Collateral Agreement executed by the Company and each of its Subsidiaries, together with all items required to be delivered in connection therewith.

12.1.4 IP Security Agreement. A counterpart of the IP Security Agreement executed by the Loan Parties, together with all items required to be delivered in connection therewith.

12.1.5 Pledge Agreements and Certificates. A counterpart of each Pledge Agreement executed by the Company and each other applicable Loan Party, together with all items required to be delivered in connection therewith, including, without limitation, copies of all certificates and instruments representing or evidencing any certificated Pledged Interests (as defined in the Pledge Agreement), and copies of all necessary instruments of transfer or assignment, duly executed in blank.

12.1.6 Collateral Assignment of Acquisition Documents. A counterpart of the Collateral Assignment of Acquisition Documents executed by the Company and the Seller (as defined therein), together with all items required to be delivered in connection therewith.

12.1.7 Warrants. The Warrants.

12.1.8 Control Agreements. Control Agreements covering each deposit, securities, and other investment account maintained by any Loan Party.

12.1.9 Real Estate Documents. With respect to each parcel of real property leased by any Loan Party, a copy of the lease with respect thereto and a Landlord Agreement with respect thereto, as required by the Administrative Agent.

12.1.10 Solvency Certificate. A Solvency Certificate executed by a Senior Officer of the Company in such capacity.

12.1.11 Notice of Borrowing/Disbursement Request. A notice of borrowing/disbursement request requesting the funding of the Loans, including a funds flow statement with respect to the proceeds of the Loans on the Closing Date, and the disbursement of the equity funds, if any, held at the Administrative Agent.

12.1.12 Perfection Certificate. A Perfection Certificate completed and executed by the Company with respect to each Loan Party.

12.1.13 Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including UCC financing statements and intellectual property security agreements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior to any other Liens, in proper form for filing, registration or recording.

12.1.14 Business Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as an additional insured on all related policies of liability insurance, lender’s loss payee on all related policies of casualty insurance, a loss payable endorsement on all related policies of casualty insurance, and a collateral assignment of all policies of business interruption insurance.

12.1.15 Key Man Insurance. Evidence of the existence of the Key Man Life Insurance policy, together with an assignment in favor of the Administrative Agent.

12.1.16 Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate Governmental Authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state where it is required to file for authority to do business pursuant to the respective laws of such state; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents and authorized to submit a Notice of Borrowing (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by an authorized officer as being in full force and effect without modification.

12.1.17  Consents. Certified copies of all documents evidencing any necessary corporate, limited liability or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the Loan Documents and the Equity Documents. The Loan Parties shall have obtained all governmental and third-party approvals necessary in connection herewith, the financing contemplated hereby, and the continuing operations of the Loan Parties on terms satisfactory to the Administrative Agent and shall be in full force and effect.

12.1.18  Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent, and all other opinions issued pursuant to the Related Transactions.

12.1.19  Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent and each Lender through the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s and each Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent and each Lender through the closing and any post-closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).

12.1.20 Related Agreements. Copies of the Related Agreements.

12.1.21 Related Transactions. Evidence that the Company has completed, or concurrently with the initial credit extension hereunder will complete, the Related Transactions in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by the Lenders).

12.1.22 Search Results; Debt to be Repaid; Lien Terminations. Certified copies of UCC search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) a payoff letter from each holder of the Debt to be Repaid, providing for the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.3) and (c) such other UCC termination statements as the Administrative Agent reasonably may request.

12.1.23 Debt to be Repaid. Evidence that all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be (or concurrently with the initial borrowing will be) terminated.

12.1.24 Know Your Customer. The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including, but not limited to, the Company’s W-9 (or successor form) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act that has been requested.

12.1.26 Financial Consultant. Evidence that the Company has engaged a financial consultant satisfactory to the Administrative Agent.

12.1.27 Subordination Agreements. A counterpart of each Subordination Agreement executed by the Company (and any applicable Subsidiaries) and the applicable subordinated secured party, together with all items required to be delivered in connection therewith.

12.1.28 Other. Such other documents, certificates or information as the Administrative Agent reasonably may request.

12.2 [Reserved].

12.3 Other Conditions. The obligation of each Lender to disburse any portion of the Loans is subject to the following further conditions precedent that, both before and after giving effect to any borrowing, the following statements shall be true and correct:

(a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects; and

(b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.4 Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Company as to the matters set out in Section 12.3 (it being understood that each request by the Company for the making of a Loan shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 12.3 will be satisfied at the time of the making of such Loan), together with such other documents as the Administrative Agent or any Lender reasonably may request in support thereof.

ARTICLE XIII
EVENTS OF DEFAULT AND THEIR EFFECT.

13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1 Non-Payment of the Loans. The Company shall fail (a) to pay when due the principal of any Loan; or (b) to pay within five (5) days after the same shall become due any interest, fee, or other amount payable by the Company hereunder or under any other Loan Document.

13.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Parent or any Loan Party individually or in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $25,000 with respect to any Loan Party or $250,000 with respect to the Parent, and such default shall (i) consist of the failure to pay such Debt when due, after giving effect to any cure periods in any documents relating to such Debt, whether by acceleration or otherwise, or (ii)  permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Parent or any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity, or (iii) accelerate the maturity, of such Debt.

13.1.3 Other Material Obligations. Following a five (5) Business Day opportunity to cure from the occurrence of the applicable default, any default in the payment when due, or in the performance or observance of, any obligation of, or condition agreed to by, the Parent or any Loan Party with respect to any (i) Material Contract or (ii) other agreement, contract or lease, where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

13.1.4 Bankruptcy, Insolvency, etc. The Parent or any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, its debts as they become due; or the Parent or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or the Parent (as applicable) or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or the Parent (as applicable) or for a substantial part of the property of any thereof and is not discharged within 45 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any Debtor Relief Law, or any dissolution or liquidation proceeding, is commenced in respect of the Parent or any Loan Party, and if such case or proceeding is not commenced by such Loan Party or the Parent (as applicable), it is consented to or acquiesced in by such Loan Party or the Parent (as applicable), or remains for 60 days undismissed; or the Parent or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5 Non-Compliance with Loan Documents.

(a) Failure by any Loan Party or the Parent (as applicable) to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.6, 10.2, 10.3 (with respect to maintenance of insurance only), 10.6, 10.9, 10.10, 10.11, 10.13, 10.14, 10.16, or ARTICLE XI;

(b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under the preceding clause (a) or any other provision of this Article XIII) and continuance of such failure described in this clause (b) for ten (10) consecutive days after the earlier to occur of (i) the date the Company first becomes aware (or should have become aware) of such failure and (ii) the date the Administrative Agent notifies the Company of such failure.

13.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party or Parent (as applicable) herein or any other Loan Document is breached or is or becomes false or misleading in any material respect (without duplication of materiality qualifiers in any such representation or warranty), or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect (without duplication of materiality qualifiers in any such schedule, certificate, financial statement, report, notice or other writing) on the date as of which the facts therein set forth are stated or certified.

13.1.7 Judgments. (a) any monetary judgment or order (unless covered by insurance without a reservation of rights by the applicable insurer) which exceed $200,000 individually or in the aggregate shall be rendered against the Parent or any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgment; and (b) any non-monetary judgment or order that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect shall be rendered against the Parent or any Loan Party and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgment.

13.1.8 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.9 Guaranty. (a) Any Loan Party or any other Person shall contest in any manner the validity, binding nature or enforceability of any guaranty of the Obligations (including the Guaranty and Collateral Agreement) or shall assert the invalidity or unenforceability of, or deny any liability under, any guaranty of the Obligations (including the Guaranties), or (b) any Loan Party fails to comply with any of the terms or provisions of any guaranty of the Obligations (including the Guaranties), or (c) any representation or warranty of any Loan Party is false in any material respect or any covenant is breached by any Loan Party herein or in any Guaranty of the Obligations (including the Guaranties).

13.1.10 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect except as a result of a payment in full of the applicable Subordinated Debt in compliance with the applicable subordination provisions, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

13.1.11 Payment of Subordinated Debt. Any Loan Party shall make a payment in respect of any Subordinated Debt unless expressly permitted by this Agreement or the applicable Subordination Agreement.

13.1.12 Change of Control. A Change of Control shall occur.

13.1.13 Key Executives. Any of the Key Executives (or any replacement in accordance with this Section 13.1.12) (a) is indicted or convicted of a felony, (b) charged under any law that could reasonably be expected to lead to forfeiture of any material portion of the Collateral, or (c) unless replaced by the Company within 120 days by a successor reasonably satisfactory to the Administrative Agent, ceases to devote his or her full business time and efforts to the business of the Loan Parties, or dies, suffers any illness, injury, or other disability which has caused (or which the Administrative Agent in its reasonable discretion determines imminently will cause) him or her to be incapacitated or unable to act competently on his or her own behalf.

13.1.14 Restraint of Business. Any Loan Party or any Subsidiary thereof shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Company and its Subsidiaries as conducted on the date of this agreement, taken as a whole.

13.1.15 Parent Warrant Affirmation. Parent fails to issue the Common Stock (as defined in the Warrant) on the terms and subject to the conditions set forth in the Warrant.

13.1.16 ERISA. An ERISA Event shall have occurred that, in the opinion of the Administrative Agent, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Company or Subsidiaries in an aggregate amount exceeding $150,000.

13.1.17 Material Adverse Effect. The occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect.

13.1.19 Licenses. Any license or permit necessary for or material to the operation of any Loan Parties’ business as conducted on the date of this Agreement is terminated or revoked by a non-appealable decision of a Governmental Authority.

13.1.20 Reports. Any report, certificate, financial statement or other instrument furnished by any Loan Party to the Administrative Agent in writing is false in any material respect when so furnished, provided, however, that such report, certificate, financial statement or other instrument that is false due solely to a commercially reasonable mistake of the Loan Parties shall not be an Event of Default hereunder and the Loan Parties shall have five (5) Business Days opportunity to cure following notice from the Administrative Agent.

13.1.21 Existing Convertible Loans. Any default or event of default (as defined therein) shall occur under any of the Existing Convertible Loan Documents and continue beyond any applicable notice or cure period.

13.1.22 Specified Financing. Any default or event of default (as defined therein) shall occur under any of the Specified Financing Documents and continue beyond any applicable notice or cure period.

13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of the Company (regardless as to whether the time periods specified therein shall have expired), the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. If practical, the Administrative Agent shall use its reasonable efforts to promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration nor result in liability of any kind or nature to the Administrative Agent and the Lenders. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies against the Company and each other Loan Party granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, and all rights and remedies of a creditor under any applicable law or at equity.

13.3 Right to Appointment of Receiver. Without limiting any other rights, options and remedies the Administrative Agent and the Lenders have under the Loan Documents, the UCC, at law or in equity, if an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Administrative Agent to enforce its and the Lenders’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral, to continue the operation of the businesses of the Company and its Subsidiaries and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of the Collateral shall be finally made and consummated. The Company, for itself and on behalf of its Subsidiaries, hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above. Each of the Company and the other Loan Parties (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by the Administrative Agent and the Lenders in connection with the enforcement of their rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing the Lenders to make the Loans to the Company, and (iii) agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments required or reasonably appropriate in connection with the foregoing, and to cooperate fully with the Administrative Agent and the Lenders in connection with the assumption and exercise of control by any receiver over all or any portion of the Collateral.

13.4 Cooperation in Event of Default. If any Event of Default shall occur and be continuing, in addition to the acceleration and other provisions set forth in this Article XIII, the Company shall, and shall cause each of its Subsidiaries to, take any action that the Administrative Agent, for the benefit of itself and the Lenders, may request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder. The Company shall not, and shall not permit any of its Subsidiaries to, resist or interfere with any action taken by the Administrative Agent in accordance with this Article XIII. In furtherance (and not in limitation) of the foregoing, the Company hereby (a) grants to the Administrative Agent, for the benefit of the Lender, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company or any of its Subsidiaries) to use, assign, license or sublicense any intellectual property, now owned or hereafter acquired by the Company or any of its Subsidiaries, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof; and (b) agrees to prepare, sign and file with any applicable Governmental Authority or any other Person the assignor’s or transferor’s portion of any application or applications for consent to the assignment of or transfer of control over any of the Loan Parties’ licenses and/or permits necessary or appropriate for approval by any person or Governmental Authority of any sale, assignment or transfer to the Administrative Agent or any other Person of such licenses.

13.5 Setoff. The Company agrees for itself and each of its Subsidiaries that the Administrative Agent and each Lender and Lenders may have all rights of set-off and bankers’ lien provided by applicable law. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency), including the Obligations, at any time owing by the Administrative Agent, such Lender, or any such Affiliate to or for the credit or the account of the Company or any of its Subsidiaries against any and all of the obligations of the Company or such Subsidiary now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent or such Lender whether or not then due, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Subsidiary may be contingent or unmatured. The rights of the Administrative Agent, each Lender, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, or their respective Affiliates may have. If practical, the Administrative Agent and each Lender agrees to use reasonable efforts to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.6 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 13.6 shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Subsection shall apply).

The Company for itself and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and each other Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company and each other Loan Party in the amount of such participation.

ARTICLE XIV
THE AGENT

14.1 Appointment and Authorization. Each of the Lenders hereby irrevocably appoints Post Road Administrative LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XIV are solely for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

14.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.2, 13.3, and 15.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Company or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article XII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

14.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. Any such sub agent acts as a non-fiduciary agent of the Administrative Agent. The Company agrees to pay to the Servicer, if any, any fee agreed upon pursuant to Section 4.2. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article XIV shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

14.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XIV and Sections 15.5 and 15.15 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

14.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

14.8 No Other Duties. Anything herein to the contrary notwithstanding, no Person identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

14.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan then shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article IV and Sections 15.5 and 15.15) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article IV and Sections 15.5 and 15.15.

14.10 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or any sub agent. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed promptly for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under any of the Loan Documents, or any modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

14.11 Collateral Matters.

(a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 11.3(d); and

(iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 14.11.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XV
GENERAL

15.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company and the Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Company and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender; (b) extend the date scheduled for payment of any principal (excluding voluntary or mandatory prepayments) of, or interest on, the Loans, or any fees payable hereunder without the written consent of each Lender directly affected thereby; (c) reduce the principal amount of any Loan (excluding voluntary or mandatory prepayments), the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under the Guaranty and Collateral Agreement or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders. No provision of Section 6.2 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of the Required Lenders and the Company. No provision of Article XIV or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. The Administrative Agent shall receive copies of all amendments, modifications and waivers of, or consents with respect to, any provision of this Agreement or the other Loan Documents.

15.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

15.3 Notices. All notices hereunder shall be in writing (including e-mail and facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by e-mail shall be deemed to have been given on the next Business Day after being sent; notices sent by facsimile transmission shall be deemed to have been given when sent if a confirming notice is also sent by overnight courier; notices served in person, upon acceptance or refusal of delivery; notices sent by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by overnight courier service shall be deemed to have been given on the first (1st) Business Day following the day such notice is delivered to such carrier. Any notice properly given hereunder but the delivery thereof is refused by the recipient, shall be deemed to have been properly given and received.

15.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket fees, costs and expenses of the Administrative Agent and the Lenders (including Attorney Costs and, if required hereunder, any Taxes) and its Related Parties in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any of the Collateral and the costs of Firmex (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all out-of-pocket fees, costs and expenses (including Attorney Costs and, if required hereunder, any Taxes) incurred by the Administrative Agent and the Lenders and from an Event of Default which remains uncured, as further delineated in Article XIII, and in connection with the collection of the Obligations or the enforcement of this Agreement, the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof or any exercise of any rights or remedies hereunder or under the other Loan Documents. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company’s auditors or examiners in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.4 shall survive repayment of the Loans and termination of this Agreement.

15.5 Successors and Assigns.

15.5.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of Section 15.5.2, (ii) to a Participant by way of participation in accordance with the provisions of Section 15.5.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.5.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.5.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.5.2 Assignments by Lenders. Any Lender may at any time assign to one or more Persons (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Loan) any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(i)  in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Loan) or contemporaneous assignments to related Approved Funds that equal at least $1,000,000 in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) in any case not described in paragraph (a)(i) of this Section 15.5.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents.

(b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(c) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (a)(ii) of this Section 15.5.2 and, in addition, the consent of the Administrative Agent shall be required for assignments in respect of (i) any unfunded Commitments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(d) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption substantially in the form of Exhibit D or any other form approved by the Administrative Agent (an “Assignment and Assumption”), together with (i) an administrative questionnaire in the form prescribed by the Administrative Agent and/or the Servicer, (ii) such “know-your-customer” documents as may be required by the Administrative Agent and/or the Servicer and (iii) a processing and recordation fee of $3,500, which fee shall be payable by the assigning Lender, except for in the case when the Company has requested to replace a Lender, then such fee shall be payable by the Company; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire containing such information and payment details with respect to the Assignee as the Administrative Agent reasonably may request.

(e) No Assignment to Certain Persons. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.

(f) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 15.5.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.1, 15.5, 15.14, 15.15, 15.16, and 15.17 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.5.4.

15.5.3 Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in Stamford, Connecticut (or, in the event a Servicer is appointed by the Administrative Agent, the Servicer shall maintain at one of its offices), a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

15.5.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.10 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the third sentence of Section 15.3 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Section 8.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.5.2; provided that such Participant agrees to be subject to the provisions of Section 8.2 as if it were an Assignee under Section 15.5.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 7.4 as though it were a Lender.

15.5.5 Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 7.6 and 8.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 7.6 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 7.6.5 as though it were a Lender.

15.5.6 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6 Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

15.7 Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of the Company; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. The Administrative Agent shall have the right to share any documents and information it receives from or concerning the Loan Parties with the Lenders and their Related Parties.

For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

15.8 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.9 Nature of Remedies. All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.10 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 4.1) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or the other Loan Documents will not be relevant to determine the meaning of this Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

15.11 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article XII, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

15.12 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.13 Customer Identification - USA Patriot Act Notice. Each Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

15.14 INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY AND THE OTHER LOAN PARTIES SHALL JOINTLY AND SEVERALLY INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT, EACH LENDER, AND EACH OF THEIR RELATED PARTIES (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING REASONABLE ATTORNEY COSTS, INCLUDING ALL TAXES (UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT AS NOT BEING THE RESPONSIBILITY OF THE COMPANY INCLUDING EXCLUDED TAXES) (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL STOCK, PURCHASE OF ASSETS INCLUDING ANY SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY AND EACH OTHER LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS ENFORCEABLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.14 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

15.15 Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender (except to the extent expressly set forth in Section 15.14). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Company agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH FIRMEX OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

15.16 Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY, THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; OR, IF THE ADMINISTRATIVE AGENT INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH THE ADMINISTRATIVE AGENT SHALL INITIATE OR TO WHICH THE ADMINISTRATIVE AGENT SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY THE ADMINISTRATIVE AGENT TO ANY OF SUCH COURTS, HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN SECTION 15.3. EACH LOAN PARTY WAIVES ANY CLAIM THAT ANY COURT HAVING SITUS IN NEW YORK COUNTY, NEW YORK, IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY LOAN PARTY, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH LOAN PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE ADMINISTRATIVE AGENT AGAINST SUCH LOAN PARTY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE LOAN PARTIES SET FORTH IN THIS SECTION 15.16 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY THE ADMINISTRATIVE AGENT, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY THE ADMINISTRATIVE AGENT, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

15.17 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.17.

15.18 Permitted Convertible Note Offering. The Company, the Parent and the Administrative Agent agree to discuss mechanisms to pay down or repay in full the Debt incurred by Parent pursuant to the Permitted Convertible Note Offering, subject in all respects to the Administrative Agent’s discretion.

15.19 Parent Acknowledgment and Consent. Parent acknowledges and agrees that it will be bound by the terms of Sections 6.3, 9.29, 9.30, 9.31, 9.32, 10.15, 10.17, 11.1, 11.2, 11.3, 11.5, 11.9, 11.17, 13.1.2, 13.1.15, 13.1.21 and 15.18 of this Agreement and will comply with such terms insofar as such terms are applicable to the Parent.

[remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

COMPANY:

VERVE CLOUD, INC.,
a Nevada corporation, as the Company, formerly known as T3 Communications, Inc.

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

Signature Page to Credit Agreement

GUARANTORS:

T3 COMMUNICATIONS, INC.,
a Florida corporation
VERVE CLOUD, INC., a Texas Corporation formerly known as Shift8 Networks, Inc.
NEXOGY, INC., a Florida corporation
NEXT LEVEL INTERNET, INC.,
a California corporation

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:

POST ROAD ADMINISTRATIVE LLC, as the Administrative Agent

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Authorized Signatory

LENDER:

POST ROAD SPECIAL OPPORTUNITY FUND II LP, a Delaware limited partnership

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Authorized Signatory

Signature Page to Credit Agreement

PARENT:

DIGERATI TECHNOLOGIES, INC., a Nevada corporation

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

Signature Page to Credit Agreement

ANNEX A

LENDERS, COMMITMENTS AND PRO RATA SHARES

Lender:	Term Loan A Commitment	Term Loan C Commitment	Pro Rata Share
Post Road Special Opportunity Fund II LP	$22,168,515.30	$10,000,000	100%
Total	$22,168,515.30	$10,000,000	100%

**	As of the Third Forbearance Agreement Closing Date, all Commitments have been fully funded.**

ANNEX B

ADDRESSES FOR NOTICES

TO THE COMPANY:

Verve Cloud, Inc.

825 W. Bitters St., Suite 104

San Antonio, TX 78216

Attention: Antonio Estrada

Telephone: (210) 438-8647 ext. 1062

With a copy to:

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue

Suite 1800

Pittsburg, PA 15222-3142

Attention: Thomas E. Zahn, Esq.

Telephone: (412) 667-7906

Telecopy: (412) 667-7962

TO THE ADMINISTRATIVE AGENT OR ANY LENDER:

Post Road Administrative LLC

1 Landmark Square

Suite 2200

Stamford, CT 06901

Attention: Michael Bogdan

Telephone: (203) 518-8480

With a copy to:

Duane Morris LLP

100 International Drive

Suite 700

Baltimore, MD 21202

Attention: Michael C. Hardy

Telephone: (410) 949-2947

Telecopy: (410) 949-2975

ANNEX B

TO THIRD FORBEARANCE AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

Amended Term Loan A Note

See attached.

ANNEX C

TO THIRD FORBEARANCE AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

Amended Term Loan C Note

See attached.